UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Dorman Products, Inc.

(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Shareholders

May 15, 2015

Dear Shareholder:

All shareholders of Dorman Products, Inc., a Pennsylvania corporation, referred to as “we,” “our,” “us,” and the “Company” herein, are cordially invited to attend the Annual Meeting of Shareholders to be held at the law offices of Blank Rome LLP, One Logan Square, 130 N. 18th Street, Philadelphia, Pennsylvania 19103 on Friday May 15, 2015 at 8:30 a.m., Eastern Daylight Time, for the following purposes:

•	To elect five directors, as described in the accompanying proxy statement.

•	To ratify KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year.

•	To transact any other business as may properly come before the annual meeting or any postponements or adjournments thereof.

Only shareholders of record as of the close of business on March 18, 2015, referred to as the “record date,” are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least fifteen (15) days because of the absence of a quorum, those shareholders entitled to vote who attend the reconvened annual meeting, if less than a quorum as determined under applicable law, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in this Notice of Annual Meeting of Shareholders.

The Notice of Internet Availability of Proxy Materials will be mailed to our shareholders of record on the record date on or about April 2, 2015, other than those shareholders who previously requested electronic or paper delivery of proxy materials from us who will receive copies of the proxy materials as requested. The Notice of Internet Availability of Proxy Materials contains instructions on how to access an electronic copy of our proxy materials.

Your vote is important. Whether or not you attend the meeting, we urge you to vote promptly.

By Order of the Board of Directors

/s/ Thomas J. Knoblauch
THOMAS J. KNOBLAUCH
Colmar, Pennsylvania	Vice President, General Counsel and
April 2, 2015	Assistant Secretary

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 15, 2015: The proxy statement, the form of proxy and the 2014 Annual Report to Shareholders are available at www.proxyvote.com.

Dorman Products, Inc.

3400 East Walnut Street

Colmar, Pennsylvania 18915

Proxy Statement

This proxy statement and the accompanying proxy are for the solicitation of proxies by the Board of Directors, referred to as the “Board,” of Dorman Products, Inc., a Pennsylvania corporation, referred to as “we,” “our,” “us,” and the “Company” herein, for use at our Annual Meeting of Shareholders to be held on Friday, May 15, 2015 at 8:30 a.m., Eastern Daylight Time, and any postponements or adjournments of the annual meeting. The annual meeting will be held at the law offices of Blank Rome LLP, One Logan Square, 130 N. 18th Street, Philadelphia, Pennsylvania 19103. This proxy statement, the accompanying proxy card and the 2014 Annual Report to Shareholders are posted on the Internet at www.proxyvote.com and the Notice of Internet Availability of Proxy Materials will be mailed to our shareholders on or about April 2, 2015. If you previously requested electronic or paper delivery of the proxy materials, you will be sent the proxy statement, the accompanying proxy card and the 2014 Annual Report to Shareholders on or about April 2, 2015.

The Board has fixed the close of business on March 18, 2015 as the “record date” for the determination of shareholders entitled to receive notice of, and to vote at, the annual meeting and any postponements or adjournments of the annual meeting. As of the close of business on the record date, there were 35,599,194 shares of our common stock, par value $0.01 per share, outstanding. Shareholders have cumulative voting rights in the election of directors and one vote per share on all other matters to be presented at the annual meeting. Cumulative voting allows a shareholder to multiply the total number of shares that such shareholder is entitled to vote by the number of directors to be elected and to cast an equal number of votes for each of the five nominees, distribute their votes among as many nominees as they choose, or cast all their votes for one nominee.

A proxy is your legal designation of another person, also referred to as the “proxy,” to vote on your behalf. By properly signing and returning the proxy card or by voting by Internet or telephone, you are giving the persons who our Board designated as proxies the authority to vote your shares in the manner that you indicate on your proxy card or by voting by Internet or telephone.

At the annual meeting, shareholders will consider and vote upon:

(i)	the election of five directors, as described in this proxy statement;

(ii)	the ratification of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year; and

(iii)	such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The Board is not aware of any other matters that will come before the annual meeting or any postponement or adjournment thereof. If any other matters properly come before the meeting or any postponement or adjournment thereof, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

If you are a registered shareholder (that is, if your shares are registered in your name with our transfer agent), you can vote your shares in any of the following ways:

•	Electronically via the Internet: Go to www.proxyvote.com and follow the instructions provided on the proxy card and outlined on the secure Web site.

•	By telephone: Call toll free 1-800-690-6903 and follow the instructions provided on the proxy card and on the recorded message.

•	In writing: Complete, sign and date your proxy card and return your proxy card by mail (for receipt by the day before the annual meeting) to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

•	In person: If you are a shareholder of record as of the close of business on the record date, you may vote in person at the annual meeting.

If you are voting by proxy, cumulative voting can only be processed by utilizing the proxy card method of voting. Whether or not you plan to attend the annual meeting, we urge you to vote promptly using one of these methods to ensure your vote is counted.

Please note that although there is no charge to you for voting electronically via the Internet or by telephone, there may be costs associated with electronic or telephonic access such as usage charges of Internet service providers and telephone companies. We do not cover these costs; they are solely your responsibility.

If you vote electronically via the Internet or by telephone, you will need your control number (your control number can be found on the Notice of Internet Availability of Proxy Materials and your proxy card). Your vote electronically via the Internet or by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 14, 2015. If you vote electronically via the Internet or by telephone, you do not need to return your proxy card.

If you are a beneficial owner of shares held in “street name” (that is, if shares you own are registered in the name of your broker, bank or other nominee), you need to check the materials provided to you by your broker, bank or other nominee to determine how you may vote your shares. As a beneficial owner, you have the right to direct the broker, bank or other nominee holding your shares on how to vote the shares held in your account using the voting instructions received from such organization. The availability of Internet or telephone voting will depend on the voting process of your broker, bank or other nominee. Shares held in “street name” may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, bank or other nominee giving you the right to vote the shares.

If you are a beneficial owner of shares held in street name and do not provide the broker, bank or other nominee that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the broker, bank or other nominee that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will not be able to vote your shares on such matter, often referred to as a broker non-vote. The election of directors is considered non-routine under applicable regulatory rules. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year is considered routine under applicable regulatory rules.

If you are a participant in the Dorman Products, Inc. 401(k) Retirement Plan and Trust, referred to as the “401(k) Retirement Plan,” and shares of common stock of the Company are credited to your plan account, you have the right to direct Vanguard Fiduciary Trust Company, trustee of the 401(k) Retirement Plan, on how to vote such shares. To provide instruction to the trustee on how to vote your plan shares, simply vote your plan shares in the manner described by the accompanying proxy card, which permits voting electronically via the Internet, by telephone or in writing. The trustee of the 401(k) Retirement Plan will have the votes of each participant tabulated by Broadridge and will vote the 401(k) Retirement Plan’s shares on a basis proportionally consistent with the tabulated votes of such participants by submitting a final proxy card representing the plan shares for inclusion in the tally at the annual meeting. If you do not vote the plan shares credited to your account, the trustee will not have direction as to how to vote such shares and you will be treated as directing the trustee to vote your plan shares in the same proportion as the shares for which the trustee has received timely instruction from others who do vote. To allow sufficient time for the trustee to vote your plan shares, your vote must be received by 11:59 p.m., Eastern Daylight Time, on May 8, 2015.

Proxies may be revoked prior to being voted at the annual meeting. You may revoke a proxy before its exercise by filing written notice of revocation with Broadridge before the annual meeting (notice of revocation must be received by the day before the annual meeting). After voting, you may change your vote one or more times by completing and returning a later dated proxy to Broadridge, by voting again by Internet or telephone as described in this proxy statement, or by voting in person at the annual meeting. Attendance at the annual meeting will not in itself constitute a revocation of your proxy. You may request a new proxy card from Broadridge. The last vote received chronologically will supersede any prior votes. The deadline for registered shareholders to change their vote is 11:59 p.m., Eastern Daylight Time, on May 14, 2015 (mailed proxy cards must be received by the day before the annual meeting). All requests and correspondence with Broadridge should be mailed to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. If you are a beneficial owner of shares of common stock held in street name, please review the voting instructions provided by the broker, bank or other nominee holding your shares or contact such organization regarding how to change your vote. If you are a participant in the 401(k) Retirement Plan and shares of common stock of the Company are credited to your plan account, you may revoke a proxy before its exercise by filing written notice of revocation with Broadridge and you may change your vote one or more times by completing and returning a later dated proxy to Broadridge or by voting again by Internet or telephone as described in the accompanying proxy card. The deadline for participants in the 401(k) Retirement Plan to revoke or change their vote is 11:59 p.m., Eastern Daylight Time, on May 8, 2015 (notices of revocation and mailed proxy cards must be received by May 8, 2015).

If you are a registered shareholder and you return an executed proxy but do not specify how to vote, your shares will be voted: (i) “FOR” the election of the five nominees for director named in “Proposal I – Election of Directors” of this proxy statement; and (ii) “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year. If you return an executed proxy card with no further instructions on the election of directors, the persons named in the accompanying proxy card have discretionary authority to cumulate votes and to allocate such votes among some or all of the nominees recommended by the Board, although they have no present intention of doing so. The proxy also confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting: (i) matters to be presented at the annual meeting of which we did not have notice on or prior to February 15, 2015; (ii) approval of the minutes of the prior meeting of shareholders if such approval does not amount to ratification of the action taken at such meeting; (iii) the election of any person to any office for which a bona fide nominee named in this proxy statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and form of proxy pursuant to Rules 14a-8 or 14a-9 under the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act;” and (v) matters incident to the conduct of the annual meeting.

If any other matters properly come before the annual meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment.

A quorum of shareholders is necessary to hold a valid annual meeting. Presence at the annual meeting in person or by proxy of the holders of a majority of our issued and outstanding common stock at the close of business on the record date is necessary to constitute a quorum. If the annual meeting is adjourned because of the absence of a quorum, those shareholders entitled to vote who attend the adjourned annual meeting, although constituting less than a quorum as provided herein, shall nevertheless constitute a quorum for the purpose of electing directors. If the annual meeting is adjourned for one or more periods aggregating at least 15 days due to the absence of a quorum, shareholders who are entitled to vote and who attend the adjourned annual meeting, even though they do not constitute a quorum at the adjourned meeting, will constitute a quorum for the purpose of acting on any matter described in the Notice of Annual Meeting of Shareholders.

The five director candidates who receive the most “FOR” votes will be elected to serve on the Board. Shareholders have cumulative voting rights in the election of directors. When voting for directors, shareholders may multiply the total number of shares that they are entitled to vote by the number of directors to be elected and may then cast an equal number of votes for each of the five nominees, distribute their votes among as many nominees as they choose, or cast all of their votes for one nominee. The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year, and the approval of any other business as may properly come before the annual meeting, or any postponement or adjournment thereof, will require the affirmative vote of the majority of the votes cast. Only votes “FOR” or “AGAINST” such proposals will be counted. Under Pennsylvania law, an abstention, withholding authority to vote or a broker non-vote is not considered a vote “cast” and therefore will have no effect on whether any of the proposals has received the required shareholder vote. All shares present in person or represented by proxy (including abstentions and broker non-votes) are counted for quorum purposes.

Governance of the Company

The Board of Directors and Director Independence. The Board currently consists of six members. The Board has four standing committees: (i) the Executive Committee; (ii) the Audit Committee; (iii) the Compensation Committee; and (iv) the Corporate Governance and Nominating Committee. The Lead Director serves on the Audit Committee, the Compensation Committee and the Executive Committee and as Chairman of the Corporate Governance and Nominating Committee.

The Board has determined that the following current directors, constituting a majority of the members of the Board, are independent as defined in the applicable listing standards of The NASDAQ Stock Market, LLC, referred to as “NASDAQ”: Paul R. Lederer, Edgar W. Levin, Robert M. Lynch and Richard T. Riley.

Under applicable Securities and Exchange Commission, referred to as the “SEC,” and NASDAQ rules, the existence of certain “related person” transactions in excess of certain thresholds between a director and the Company are required to be disclosed and may preclude a finding by the Board that the director is independent. A director is not considered “independent” unless the Board affirmatively determines that the director has no material relationship with us that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. During the Board’s review of director independence, no transactions or relationships between the Company and independent directors or any member of their immediate family (or any entity of which an independent director or an immediate family member is an executive officer, general partner or significant equity holder) were identified which would render the directors named above not independent.

Board Leadership and Risk Management. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Steven L. Berman has served in the role of Chief Executive Officer and Chairman of the Board since January 2011. The Board has a Lead Director, Paul R. Lederer.

We have a relatively small board of directors, a majority of which is independent under the listing standards of NASDAQ. Each independent director has direct access to our Chairman and Chief Executive Officer and our Lead Director, as well as other members of the senior management team. We believe that having such direct access, along with the presence of a Lead Director, makes the separation of the principal executive officer and board chairman positions unnecessary. In our view, the independent Board members are capable of performing their duties without the expense and administrative layer associated with the separation of the principal executive officer and board chairman positions. The independent directors meet in executive session without management present at least quarterly.

The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman of the Board because of his familiarity with the Company’s business and industry, and his ability to effectively identify strategic priorities and lead the discussion and execution of our corporate strategy. Independent directors and management have different views and roles in the development of a strategic plan. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes efficiency, strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. In addition, the Board believes the combined role of the Chairman of the Board and the Chief Executive Officer, together with an independent Lead Director having the duties described below, is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

The Board takes an active role, as a whole and at the committee level, in overseeing the management of the Company’s risks. The Board regularly reviews information regarding the Company’s operations, financial condition, and liquidity, as well as the risks associated with each. The Company’s Audit Committee supervises the management of financial risks and potential conflicts of interests. The Company’s Compensation Committee is responsible for overseeing the management of risks associated with the Company’s executive compensation plans and arrangements. The Corporate Governance and Nominating Committee manages risks associated with the independence of the Board and the duties and responsibilities of its members. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through attendance at committee meetings or committee reports about such risks. Additionally, we have a Risk and Compliance Committee made up of members of senior management that evaluates the risks posed to the Company and the Company’s responses to those risks. The Risk and Compliance Committee performs detailed reviews of the Company’s risks and monitors the Company’s compliance with applicable laws, regulations and frameworks, and reports its actions to the Board.

We believe that our leadership structure is appropriate given our management structure and operational characteristics.

Lead Director. As a matter of good corporate governance, the Board has adopted a practice of appointing a Lead Director. The Lead Director is charged with (i) presiding at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors; (ii) serving as a liaison between the Chairman of the Board and the independent directors; (iii) assisting the Chairman of the Board in setting the Board’s schedules, agendas, and information flow; (iv) participating (in conjunction with the Compensation Committee) in the periodic evaluation and performance review of the Chief Executive Officer and other principal officers; (v) upon request and when appropriate, being available for consultation and communication with shareholders; (vi) communicating Board member feedback to the Chief Executive Officer; (vii) recommending to the Board the retention of advisors and consultants who report directly to the Board; (viii) overseeing the periodic evaluation of the Board and each committee thereof and their respective members; and (ix) performing such other duties as may be delegated by the Board from time to time. Based on his experience, qualifications, and skills more fully described below, the Board appointed Paul R. Lederer to serve as Lead Director.

Committees of the Board of Directors

Executive Committee. From time to time, the Board may delegate to the Executive Committee the authority to supervise and direct certain matters involving the finances and business of the Company between meetings of the Board. Currently, Steven L. Berman and Paul R. Lederer serve on the Executive Committee.

Audit Committee. The Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act, participates in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of the Company’s independent auditors, and (v) the quality and adequacy of internal controls over financial reporting. The Audit Committee selects our independent registered public accounting firm, reviews such firm’s procedures for ensuring their independence with respect to the services performed for us, approves all fees to be paid to the independent registered public accounting firm and pre-approves the professional services provided by the independent registered public accounting firm. The responsibilities of the Audit Committee are further described in the Audit Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Corporate Governance” page.

As of the date of this proxy statement, Richard T. Riley (Chairman), Paul R. Lederer, Edgar W. Levin and Robert M. Lynch serve on the Audit Committee. Each member of the Audit Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of NASDAQ. The Board has determined that Mr. Riley qualifies as an audit committee financial expert as defined by the rules of the SEC.

Compensation Committee. The Compensation Committee is responsible for annually reviewing and approving the compensation of our Chief Executive Officer and all of our other executive officers. The Chief Executive Officer is not present during the discussion and approval of his compensation. The Compensation

Committee also periodically reviews the compensation paid to our non-employee directors for annual retainers and meeting fees and makes recommendations to the Board for any adjustments. The Compensation Committee also administers the Company’s incentive compensation plans and equity-based plans, including the Dorman Products, Inc. 2008 Stock Option and Stock Incentive Plan, referred to as the “2008 Stock Option and Stock Incentive Plan.” The responsibilities of the Compensation Committee are further described in the Compensation Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Corporate Governance” page.

As of the date of this proxy statement, Edgar W. Levin (Chairman), Paul R. Lederer, Robert M. Lynch and Richard T. Riley serve on the Compensation Committee. Each member of the Compensation Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of NASDAQ.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for evaluating and approving our plans, policies, programs, and principles with respect to corporate governance, especially as they relate to directors’ duties and responsibilities. The Corporate Governance and Nominating Committee evaluates and reports to the Board on the performance and effectiveness of the Board to facilitate the directors fulfilling their responsibilities in a manner that serves the interest of our shareholders.

The Corporate Governance and Nominating Committee is also responsible for recommending qualified candidates to the Board for election as directors of the Company, and has recommended to the Board the slate of directors that the Board proposes for election by shareholders at the annual meeting. The responsibilities of the Corporate Governance and Nominating Committee are further described in the Corporate Governance and Nominating Committee Charter, which was adopted by the Board and a copy of which is available on the Company’s website at www.dormanproducts.com and accessible via the “Corporate Governance” page.

As of the date of this proxy statement, Paul R. Lederer (Chairman), Edgar W. Levin, Robert M. Lynch and Richard T. Riley serve on the Corporate Governance and Nominating Committee. Each member of the Corporate Governance and Nominating Committee, in the opinion of the Board, is independent as defined under the applicable SEC rules and the listing standards of NASDAQ.

Director Nomination Process

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for, among other matters, annually presenting to the Board a list of individuals recommended for nomination for election as directors at the annual meeting. The Corporate Governance and Nominating Committee assists the Board in identifying, interviewing and recruiting candidates as necessary for the Board. The Corporate Governance and Nominating Committee also has the authority as it deems appropriate to retain a professional search firm to identify and evaluate director candidates.

Before recommending a director, the Corporate Governance and Nominating Committee reviews his or her qualifications to determine whether the director candidate meets the qualifications described below. In the case of an incumbent director, the Corporate Governance and Nominating Committee also reviews the director’s service to the Company during the past term, including the number of Board and committee meetings attended, the quality of participation and whether the candidate continues to meet the qualifications for director as described below. After completing this evaluation, the Corporate Governance and Nominating Committee makes a formal recommendation to the full Board as to election or re-election of the candidate.

Director Qualifications. In order to be nominated for director, a director candidate must be a natural person at least eighteen (18) years of age. The Corporate Governance and Nominating Committee has not established specific education or years of business experience requirements for potential director nominees, but in general director qualifications include, among other factors, capability, availability to serve, conflicts of interest and moral character. Further, the Corporate Governance and Nominating Committee believes that the Board, as a whole, should include members who collectively bring the following strengths and backgrounds to the Board:

•	Experience as a Chief Executive Officer, President or principal officer of another company;

•	Senior-level experience in the automotive aftermarket or automotive parts industry generally or with companies that have similar business models;

•	Experience with overseas distribution operations; and

•	Strengths in the functional areas of finance, corporate governance, financial statement analysis, business operations and strategic planning, and mergers and acquisitions.

Additional criteria apply to directors being considered to serve on particular committees of the Board. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand our financial statements.

The Corporate Governance and Nominating Committee uses a variety of methods to identify and evaluate nominees for director. Candidates may come to the attention of the committee through current and former Board members, management, professional search firms (to whom we pay a fee), shareholders or other persons. The Committee evaluates candidates for the Board on the basis of the standards and qualifications set forth above, regardless of the source of the candidate referral. Although the Company does not have a formal policy with regard to consideration of diversity, the Board seeks to achieve a diversity of strengths and backgrounds on the Board, particularly in the areas described above.

Director Candidates Nominated by Shareholders. Under our Amended and Restated By-Laws, a shareholder may nominate a person for election as a director at the next annual meeting of shareholders if the shareholder making the nomination:

•	is a shareholder of record on the date of providing the nomination notice, on the record date for the determination of the shareholders entitled to vote at the annual meeting of shareholders and at the time of the annual meeting of shareholders;

•	is entitled to vote at the annual meeting; and

•	complies with the nomination notice procedures contained in our Amended and Restated By-Laws, which are outlined below.

For a shareholder nomination notice to be timely under our Amended and Restated By-laws, it must be delivered to, or mailed and received by, the Secretary of the Company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day, and not later than the close of business on the ninetieth (90th) calendar day, prior to the first anniversary of the immediately preceding year’s annual meeting. If an annual meeting was not held in the prior year or the annual meeting is called for a date that is more than thirty (30) calendar days earlier or more than sixty (60) calendar days later than the anniversary date of the prior year’s annual meeting, to be timely, the shareholder nomination notice must be delivered to or received by, the Secretary of our company at our principal executive offices, no earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the scheduled annual meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the scheduled annual meeting or, if the first public disclosure of the date of the scheduled annual meeting is less than one hundred (100) calendar days prior to the date of the scheduled annual meeting, the tenth (10th) calendar day following the day on which public disclosure of the date of the scheduled annual meeting is first made by us. In no event will any adjournment or postponement of an annual meeting or the public disclosure of any adjournment or postponement of an annual meeting commence a new time period or extend any time period for the giving of a shareholder nomination notice.

The following information must be included in the shareholder nomination notice:

•	as to each person whom the shareholder proposes to nominate for election or reelection as a director:

•	the name, age, business address and residence address of such person;

•	the principal occupation and employment of such person;

•	the number of shares of each class and series of our capital stock which are owned beneficially or of record by such person (which information shall be supplemented not later than ten (10) calendar days after the record date for the annual meeting to disclose such ownership as of the record date);

•	such person’s executed written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•	all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with the solicitation of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section), and the rules and regulations promulgated thereunder; and

•	a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such person being nominated, on the one hand, and the shareholder and any “Shareholder Associated Person,” on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K of the Exchange Act, referred to as “Regulation S-K,” if the shareholder making the nomination and any Shareholder Associated Person were the “registrant” for purposes of such rule and the person being nominated was a director or executive officer of such registrant;

•	as to the shareholder giving the notice:

•	the name and record address of the shareholder, as they appear on the Company’s stock ledger, and the name and address of any Shareholder Associated Person;

•	the number of shares of each class and series of our capital stock which are, directly or indirectly, owned beneficially and/or of record by the shareholder or any Shareholder Associated Person, documentary evidence of such record or beneficial ownership, and the date or dates such shares were acquired and the investment intent at the time such shares were acquired;

•	any “Derivative Instrument” directly or indirectly owned beneficially by the shareholder or any Shareholder Associated Person and any other direct or indirect right held by the shareholder or any Shareholder Associated Person to profit from, or share in any profit derived from, any increase or decrease in the value of our shares;

•	any proxy, contract, arrangement, understanding, or relationship pursuant to which the shareholder or any Shareholder Associated Person has a right to vote any shares of any of our securities;

•	any “Short Interest” directly or indirectly held by the shareholder or any Shareholder Associated Person in any security issued by us;

•	any rights to dividends on our shares owned beneficially by the shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares;

•	any proportionate interest in our shares or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which the shareholder or any Shareholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

•

any performance-related fees (other than an asset-based fee) that the shareholder or any Shareholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation, any such interests held by members of the shareholder’s or any Shareholder Associated Person’s immediate family sharing the same household (which information shall, in each case, be supplemented by the shareholder and any Shareholder Associated Person not later than ten (10) calendar days after the record date for the meeting to disclose such ownership as of the record date);

•	a description of all arrangements or understandings between the shareholder or any Shareholder Associated Person and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made;

•	any material interest of the shareholder or any Shareholder Associated Person in the election of the proposed nominee, individually or in the aggregate, including any anticipated benefit to the shareholder or any Shareholder Associated Person therefrom;

•	a representation that the shareholder is a holder of record of our stock entitled to vote at the meeting and that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in the shareholder nomination notice;

•	a representation from the shareholder as to whether the shareholder or any Shareholder Associated Person intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the person proposed as a nominee and/or (ii) otherwise to solicit proxies from shareholders in support of the election of such person;

•	whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of the shareholder or Shareholder Associated Person with respect to any shares of our capital stock, without regard to whether such transaction is required to be reported on a Schedule 13D or other form in accordance with Section 13(d) of the Exchange Act or any successor provisions thereto and the rules and regulations promulgated thereunder; and

•	any other information relating to the shareholder and any Shareholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made with the SEC in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (or pursuant to any law or statute replacing such section and the rules and regulations promulgated thereunder).

A “Shareholder Associated Person” means with respect to any shareholder (i) any person controlling, directly or indirectly, or acting in concert with, the shareholder, (ii) any beneficial owner of our securities owned of record or beneficially by the shareholder, and (iii) any person controlling, controlled by or under common control with the Shareholder Associated Person. A “Derivative Instrument” means any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our securities or with a value derived in whole or in part from the value of any class or series of our shares, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise. A “Short Interest” means any contract, arrangement, understanding, relationship or otherwise pursuant to which the shareholder or any Shareholder Associated Person has the opportunity, directly or indirectly, to profit or share in any profit derived from any decrease in the value of any security issued by us.

In addition to the information required above, we may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

Under our Amended and Restated By-Laws, a shareholder is entitled to nominate a person for director at a special meeting of shareholders at which directors are to be elected if the shareholder meets the requirements set forth above and complies with the shareholder nomination notice procedures set forth above. With respect to a special meeting, the shareholder’s nomination notice must be delivered to the Secretary of the Company at our principal executive offices not earlier than the close of business on the one hundred twentieth (120th) calendar day prior to the date of the special meeting and not later than the close of business on the later of the ninetieth (90th) calendar day prior to the date of the special meeting or, if the first public disclosure made by us of the date of the special meeting is less than one hundred (100) days prior to the date of the special meeting, not later than the tenth (10th) calendar day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at the special meeting. In no event shall any adjournment or postponement of a special meeting or the public disclosure of an adjournment or postponement of a special meeting commence a new time period or extend any time period for the giving of a shareholder’s nomination notice.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 27, 2014, the Board held five meetings. The Executive Committee did not hold any meetings, the Audit Committee held four meetings, the Compensation Committee held two meetings, and the Corporate Governance and Nominating Committee held one meeting in fiscal 2014. During fiscal 2014, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the directors which were held during the period for which the director was a director, and (2) the total number of meetings held by any committees of which the director was a member during the period that the director served.

Attendance at Annual Meeting of Shareholders

It is the policy of the Board that, absent sufficient cause, all of our directors attend our annual meeting. All of our then directors attended last year’s annual meeting.

Communication with the Board of Directors

Shareholders may communicate with the Board or any individual director by sending a letter addressed to the Board or the individual director c/o Thomas J. Knoblauch, Assistant Secretary, Dorman Products, Inc. at 3400 East Walnut Street, Colmar, Pennsylvania 18915. In the letter, the shareholder must identify him or herself as a shareholder of the Company. The Assistant Secretary may require reasonable evidence that the communication is being made by or on behalf of a shareholder before the communication is transmitted to the individual director or to the Board.

Proposal I – Election of Directors

Our Amended and Restated By-Laws provide that our business shall be managed by or under the direction of a board of directors of not less than two nor more than seven directors, which number shall be fixed from time to time by such board of directors. The Board currently consists of six directors. Five of the six members of the Board are standing for re-election. Pursuant to our Amended and Restated By-Laws, the Board has fixed the number of directors at five, as of the date of the annual meeting.

There are five nominees for election to the Board at the annual meeting. Each of the five nominees, if elected, will hold office for a term that expires at the next annual shareholder’s meeting. Each director shall hold office for the term for which he was elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the five nominees named below to constitute the entire Board.

The Board has nominated the following individuals for election as director at the annual meeting: Steven L. Berman; Mathias J. Barton; Paul R. Lederer; Edgar W. Levin and Richard T. Riley. The board did not nominate Robert M. Lynch for re-election and his term will expire at the conclusion of the annual meeting. Each nomination for director was based upon the recommendation of our Corporate Governance and Nominating Committee and each nominee for director is a current member of the Board. All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. The Company has no reason to believe that any of the nominees named below will be unable to serve as a director if elected.

The following table sets forth certain information, as of the record date, as to each nominee for the office of director:

Name	Age	Position	Director Since
Steven L. Berman	55	Chairman of the Board,Chief Executive Officer,Secretary and Treasurer	1978
Mathias J. Barton	55	President and Director	2014
Paul R. Lederer	75	Director	1998
Edgar W. Levin	82	Director	1991
Richard T. Riley	58	Director	2010

The following information about our directors is based, in part, upon information supplied by such persons. Unless otherwise indicated, each individual has had the same principal occupation for more than five years.

Steven L. Berman became the Chairman of the Board and Chief Executive Officer of the Company on January 30, 2011. Additionally, Mr. Berman has served as a director of the Company since its inception in 1978 and as Secretary and Treasurer of the Company since October 24, 2007. From October 24, 2007 to January 30, 2011, Mr. Berman served as President, Secretary and Treasurer of the Company. Prior to October 24, 2007, Mr. Berman served as Executive Vice President, Secretary and Treasurer of the Company. Pursuant to the terms of our employment agreement with Mr. Berman and subject to certain exceptions described therein, if the Corporate Governance and Nominating Committee fails to nominate or re-nominate Mr. Berman as a director, or if the Board removes Mr. Berman as a director, Mr. Berman may terminate his employment within 120 days and receive certain benefits prescribed by the employment agreement. See “Executive Compensation — Potential Payments upon Termination or Change in Control — Employment Agreement with Steven L. Berman — Employment Agreement Benefits” for a discussion of the benefits payable to Mr. Berman upon a termination of employment following the decision of the Corporate Governance and Nominating Committee not to nominate or re-nominate Mr. Berman as a director, or of the Board to remove Mr. Berman as a director.

Key Attributes, Experience and Skills: Mr. Berman has more than thirty years of experience in the automotive aftermarket industry and has been involved with the Company since its formation, including over 30 years in management of the Company. He has the requisite skills to serve in his executive capacities including particular skills and knowledge in marketing, finance, product development, vendor relations and strategic business management. Mr. Berman has the ability to connect industry trends, market events, strengths and weaknesses of competitors, the impact of new market entrants and the ability to define a strategic path. In addition, he has demonstrated the ability to convert a high-level strategy into an executable game plan. As a result of his positions with the Company, he also has intimate knowledge of the Company’s business, results of operations and financial condition which enables him to provide unique insights into the Company’s challenges, opportunities, risks and operations.

Mathias J. Barton has served as a director since January 2014. Mr. Barton joined the Company in November 1999 as Senior Vice President, Chief Financial Officer. He became co-President of the Company in February 2011 and President in August 2013. Prior to joining the Company, Mr. Barton was Senior Vice President and Chief Financial Officer of Central Sprinkler Corporation, a manufacturer and distributor of automatic fire sprinklers, valves and component parts. From May 1989 to September 1998, Mr. Barton was employed by Rapidforms, Inc., a manufacturer of business forms and other products, most recently as Executive Vice President and Chief Financial Officer.

Key Attributes, Experience and Skills: Mr. Barton is qualified to serve as a director of the Company based on his extensive knowledge of the Company’s business and the automotive aftermarket industry, his expertise in strategic business development and executive management, his knowledge of corporate finance, financial systems and reporting, accounting, and his integrity, energy, and leadership skills.

Paul R. Lederer has served as a director since 1998. Prior to his retirement in 1998, Mr. Lederer was the Executive Vice President of Federal-Mogul Corporation, a global manufacturer of a broad range of non-discretionary parts primarily for automobiles, light trucks, heavy trucks, and farm and construction vehicles, from February 1998 to October 1998. From November 1994 to February 1998, Mr. Lederer was President and Chief Operating Officer of Fel-Pro Incorporated, a private manufacturer of gaskets and related products for the internal combustion engine, which was acquired by Federal-Mogul in 1998. Before joining Fel-Pro, he was a consultant to several automotive parts companies. Mr. Lederer is currently a director of O’Reilly Automotive, an automotive parts distributor and retailer. Mr. Lederer has served two terms as a director of O’Reilly Automotive, from April 1993 to July 1997 and was appointed again in 2001. He currently serves as O’Reilly’s lead director, a position he has held since 2002. Mr. Lederer is also a director of Maximus, Inc., a provider of program management and consultative services to state and local governments. He was a director of Proliance International, Inc. from 1995 to 2009 and a director of United Components, Inc. from 2003 to 2010.

Key Attributes, Experience and Skills: Mr. Lederer’s 20 plus years of executive experience in the automotive aftermarket industry makes him uniquely qualified to assess the Company’s strategies, goals, and objectives on behalf of its shareholders. He has a high degree of business acumen which enables him to synthesize and connect broad market trends, industry trends, and evolving customer needs.

Edgar W. Levin has served as a director since 1991. Mr. Levin has been President of Ed Levin Associates, a management consulting firm, located in Boynton Beach, Florida, since 1989. Prior thereto, he was Senior Vice President of Paramount Communications, Inc., a media and entertainment company and its predecessor, Gulf & Western Industries, a large conglomerate and major manufacturer of and distributor of automotive aftermarket parts. Mr. Levin was a member of the Office of the Chairman at Paramount Communications.

Key Attributes, Experience and Skills: Mr. Levin is skilled at financial statement analysis and interpreting financial measures of performance. He is well skilled in finance, operations, mergers and acquisitions, and strategic planning. He has a thorough understanding of the market that we serve, our customers, operations, and our financial requirements.

Richard T. Riley has served as a director since March 2010. Mr. Riley served as a director of the LoJack Corporation, a publicly traded corporation and provider of tracking and recovery systems, from February 2005 until May 2013. In May 2012, Mr. Riley retired from the position of Executive Chairman of LoJack, a role held from December 2011 to May 2012. He previously served LoJack as Chairman, President, and Chief Executive Officer from May 2010 to December 2011, Executive Chairman from December 2008 to May 2010, Chairman and Chief

Executive Officer from November 2006 to December 2008 and President and Chief Operating Officer from February 2005 to November 2006. Prior to joining LoJack Corporation, Mr. Riley served as an officer and director of New England Business Service, Inc., referred to as “NEBS,” then a public company listed on the New York Stock Exchange and a provider of products and services to assist small businesses manage and improve the efficiency of business operations. He served as President and Chief Operating Officer of NEBS from 2002 to 2003 and as President, Chief Executive Officer and Chief Operating Officer from 2003 to 2004. Prior to that, Mr. Riley served as a Senior Vice President of NEBS from 1998 to 2002, as President, NEBS Direct Marketing from 2001 to 2002, as President, Integrated Marketing Services from 2000 to 2001 and as President of Rapidforms, Inc. (acquired by NEBS in 1997) from1992 to 2000. Mr. Riley served as a director of NEBS from 2002 to 2004. Mr. Riley was formerly a member of the audit practice at Arthur Andersen & Co. Mr. Riley serves as a member of the Board of Directors of Cimpress N.V. (f/k/a VistaPrint), a publicly held printing and graphic arts business, where he is Chairman of the Board and serves on both the Audit Committee and the Nominating and Corporate Governance Committee. He is also a member of the Board of Directors of Micro-Coax, Inc., a privately held manufacturer of microwave and cable products.

Key Attributes, Experience and Skills: Mr. Riley is an experienced leader in the automotive industry with a distinctive knowledge of the automotive products aftermarket. He draws his financial expertise from his experience at Arthur Andersen & Co, his service as an executive at each of LoJack and NEBS, and his service on the Audit Committees of Cimpress N.V. (f/k/a VistaPrint) and Micro-Coax. He is skilled in finance, operations, corporate governance, mergers and acquisitions and strategic planning. Mr. Riley’s financial background as a certified public accountant, including his experience at Arthur Andersen & Co., provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting and capital markets.

The Board Recommends a Vote “FOR”

the Election of the Five Nominees listed above as Directors.

Director Compensation in Fiscal 2014

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director who served on our Board during the fiscal year ended December 27, 2014. Directors who are our employees are not compensated for their services as directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation ($)		Total ($)
Paul R. Lederer	62,500	60,000	—		122,500
Edgar W. Levin	62,500	60,000	24,376	(2)	146,876
Robert M. Lynch	55,000	60,000	—		115,000
Richard T. Riley	62,500	60,000	—		122,500

(1)	The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of restricted stock granted under our 2008 Stock Option and Stock Incentive Plan during fiscal 2014. For a discussion of valuation assumptions, see Note 12 of our Annual Report on Form 10-K for the fiscal year ended December 27, 2014. As of December 27, 2014, the aggregate number of unvested stock awards held by each of our non-employee directors was as follows: Paul R. Lederer – 6,915; Edgar W. Levin – 6,915; Robert M. Lynch – 3,165; and Richard T. Riley – 4,665.
(2)	Represents legal fees paid by the Company on Mr. Levin’s behalf.

In fiscal 2013, the Compensation Committee engaged Pay Governance, LLC, a compensation consultant, to review the fiscal 2014 compensation program for the directors of the Company. For 2014, the Compensation Committee recommended, and the Board approved, the following changes to our director compensation program:

•	modestly increased each director’s annual retainer from $37,500 to $38,000;

•	increased the meeting fees paid to directors for attending Board meetings by $500;

•	replaced the payment of additional meeting fees to committee chairs with the payment of an additional annual retainer to committee chairs; and

•	established an annual grant of restricted shares equivalent to $60,000.

Accordingly, during fiscal 2014, each of our non-employee directors received an annual retainer of $38,000 plus $2,000 for each Board meeting attended and $1,000 for each committee meeting attended, including telephone and in-person meetings. The Chairman of the Audit Committee, the Chairman of the Compensation Committee, and the Chairman of the Corporate Governance and Nominating Committee each received an additional annual retainer of $7,500. In addition, each of our non-employee directors received a grant of restricted stock with a grant date value of approximately $60,000 which will vest in full on the one year anniversary of the grant date.

Our non-employee directors are subject to stock ownership guidelines which were adopted by our Compensation Committee effective as of January 1, 2015. Under the approved guidelines, our non-employee directors are each expected to own shares of our common stock with a value at least equal to three times the annual board retainer that we pay such director for regular service on the board. Each non-employee director is required to comply with these guidelines within five years following the later of (i) his or her date of first election to the board, or (ii) January 1, 2015.

Executive Compensation

Compensation Discussion and Analysis

The following discussion provides an analysis of our compensation program for the executive officers named in the Summary Compensation Table below and discusses the material factors involved in our decisions regarding the compensation of the following named executive officers:

•	Steven L. Berman, our Chairman of the Board, Chief Executive Officer, Secretary and Treasurer;

•	Mathias J. Barton, our President;

•	Jeffrey L. Darby, our Senior Vice President, Sales and Marketing;

•	Michael B. Kealey, our Senior Vice President, Product; and

•	Matthew Kohnke, our Chief Financial Officer.

The following discussion cross-references those specific tabular and narrative disclosures that appear following this subsection where appropriate. You should read this Compensation Discussion and Analysis in conjunction with such tabular and narrative disclosures.

Fiscal 2014 Performance Summary

We are committed to pay for performance. Our executive compensation program is designed to support our business goals and promote profitable growth of the Company and growth in shareholder value. Total compensation for each named executive officer varies with individual performance and the Company’s performance in achieving financial and non-financial objectives.

Our financial and operational results are reflected in our executive compensation for fiscal 2014. Our executive compensation advances our goals of recruitment and retention, and promotes both short-term and long-term performance of our executive officers. As seen in the chart below, in fiscal 2014, we again delivered growth in net income and diluted earnings per share.

	Fiscal 2014 ($ in millions except for per share amounts)	Fiscal 2013 ($ in millions except for per share amounts)	Change (%)
Net Sales	751.5	664.5	13
Net Income	90.0	81.9	10
Diluted Earnings Per Share	2.49	2.24	11

For further discussion of our financial performance for the fiscal year ended December 27, 2014, please see “Part II — Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended December 27, 2014.

Executive Compensation Philosophy and Objectives

Our executive compensation program is designed to promote the successful implementation of our annual strategic plan as approved by the Board as well as long-term growth and profitability of the Company which is intended to enhance shareholder value. Our overall executive compensation program is designed to achieve the following objectives:

•	To align the interests of our named executive officers with those of our shareholders by tying a significant portion of compensation to the Company’s financial performance;

•	To link a portion of compensation to the achievement of our annual and long-term financial and other goals;

•	To compensate the Company’s named executive officers in a manner that reflects their experience, responsibilities and contributions to the annual and long-term growth and development of the Company and to retain the services of the executive officers that successfully contribute to our annual and long-term goals;

•	To encourage experienced, talented executives to join the Company; and

•	To motivate our executives to continue to provide excellent performance year after year.

We believe that our program focuses management’s attention on achieving both annual performance targets and profitable growth over a longer time period as established by the Board.

We believe it is important that our executive compensation program be competitive and attractive when compared to the compensation programs of peers within our industry with which we compete for executive talent. We must be able to attract and retain skillful and knowledgeable management to manage the Company and poise the Company for future growth while at the same time being mindful of our responsibility to shareholders to control costs. Our compensation philosophy reflects a commitment to compensate executives competitively with other companies in the industry while rewarding specific executives for achieving levels of operational excellence and financial returns that ensure positive short and long-term business performance and continual growth in shareholder value.

We believe that total amounts of compensation should generally reflect an executive’s experience, skill, knowledge, responsibility and individual contributions to the overall success of the Company. Amounts should typically increase with increases in an executive’s functional role and his or her ability to affect our performance results. As position and responsibility increase within the Company, a greater portion of the executive’s total compensation becomes performance-based pay contingent upon the achievement of performance objectives established by the Compensation Committee.

We believe that equity compensation is an excellent way to encourage our executive officers to act in the best interests of our shareholders and to create an environment of shared risk between our named executive officers and our shareholders. From time to time, we have provided our executive officers with long-term incentives in the form of incentive or non-qualified stock options and grants of restricted stock. Historically, we have also provided our named executive officers with equity awards in connection with our new hire process and for promotions. Starting in fiscal 2014 and going forward, the Compensation Committee also intends to provide our named executive officers with performance-based equity awards.

We have entered into an employment agreement with our Chief Executive Officer to retain his services and provide him with compensation that reflects his overall experience, position and responsibilities, and expected contributions. Since we do not have employment agreements with our other named executive officers, we have agreed to severance arrangements with certain of such executives to encourage them to remain in our employ and permit such individuals to remain focused on the Company’s strategic business objectives during the course of their employment by providing some relief from concerns related to job security.

Determining Executive Compensation

As outlined in the Compensation Committee Charter, the Compensation Committee is responsible for annually reviewing and approving executive compensation. The Compensation Committee annually reviews and approves the compensation of our Chief Executive Officer (subject to the terms of his employment agreement) and the compensation of our other executive officers. The Compensation Committee works together with management to establish strategic plans and business performance targets and objectives against which management will be measured for each fiscal year. Following completion of this process, the Compensation Committee reviews and approves the corporate goals and objectives used to compensate the Chief Executive Officer and evaluates his performance in light of those goals and objectives. With respect to the other executive officers’ compensation, the Chief Executive Officer provides the Compensation Committee with his evaluation of the performance of each of the other executive officers, and recommends increases in salary as well as bonus levels, and the amount of equity awards (if any) for consideration by the Compensation Committee.

The Compensation Committee determined fiscal 2014 compensation of our named executive officers without the input of any compensation consultants. Compensation decisions for individual named executive officers were the result of the subjective analysis of a number of factors, including the executive officer’s performance, long-term potential, responsibilities, experience, skills, tenure with the Company and historical compensation amounts. In making individual compensation decisions, the Compensation Committee relied on the judgment and experience of its members as well as information that was reasonably available to committee members, including, but not limited to, comparable company data. In addition to these factors, the Compensation Committee also considered internal comparisons of pay within the executive group.

For 2014, the Compensation Committee approved the following changes to our executive compensation program:

•	modestly increased the base salaries of our named executive officers by 3.0%; and

•	granted performance-based restricted stock awards to Messrs. Darby, Kealey and Kohnke.

The Compensation Committee approves participation in, and all awards, grants and related actions under, our equity plans for our Chief Executive Officer and our other executive officers. The Compensation Committee also approves profit sharing that is contributed to the 401(k) Retirement Plan, administers the Dorman Products, Inc. Non-Qualified Deferred Compensation Plan, referred to as the “Non-Qualified Deferred Compensation Plan,” the Dorman Products, Inc. Executive Cash Bonus Plan, referred to as the “Executive Cash Bonus Plan,” and will certify payments to participants under the Executive Cash Bonus Plan and the 2008 Stock Option and Stock Incentive Plan in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, referred to as the “Code.” In addition, the Compensation Committee also reviews and approves and, where appropriate, recommends to the Board for its approval, any executive employment agreements, severance arrangements, change in control arrangements, and any special or supplemental benefits for the Chief Executive Officer and other executive officers, in each case as, when, and if appropriate.

Role of Our Compensation Consultant

The Compensation Committee has the authority under its charter to retain compensation consultants. To assist in carrying out its responsibilities, the Compensation Committee has from time to time retained consultants to provide independent advice on executive compensation and to perform specific tasks as requested by the Compensation Committee. The consultants reported directly to the Compensation Committee. The Compensation Committee reviews and assesses the independence and performance of any consultant then engaged on an annual basis in order to confirm that the consultant is independent and meets all applicable regulatory requirements.

The Compensation Committee engaged Pay Governance LLC, an independent compensation consultant, in December 2012 to perform a market-based analysis of our executive compensation and to provide advice regarding compensation practices for our executives. Pay Governance did not provide any services to us for fiscal 2014 executive compensation. However, the fiscal 2012 recommendations of Pay Governance are reflected in the Company’s fiscal 2014 executive compensation program.

In conducting its analysis in fiscal 2012, Pay Governance:

•	interviewed key members of the management team to gain an understanding of our business and structure;

•	developed an industry peer group of comparable companies, referred to as the “Peer Companies” (see table below);

•	compiled appropriate survey sources;

•	gathered and analyzed competitive compensation data from both surveys and the most recent proxy statements for the Peer Companies; and

•	identified competitive compensation rates for each position.

Pay Governance LLC does not provide any services to the Company other than advice for the Compensation Committee regarding executive and director compensation. The Compensation Committee has assessed the independence of Pay Governance LLC pursuant to SEC rules and concluded that no conflict of interest exists.

Competitive Market Pay Information

In December 2012, the Compensation Committee, with the assistance of Pay Governance, conducted a comprehensive review of our executive compensation to ensure that we were paying our executive officers competitive levels of compensation that best reflected their individual responsibilities and contributions to our operations and provided incentives to achieve our business objectives. This comprehensive review was intended to assist the Compensation Committee in setting executive compensation for fiscal 2013 and future years.

In order to assess our executive compensation, in December 2012, the Compensation Committee, with the assistance of Pay Governance, reviewed competitive compensation data from Watson Wyatt’s 2011 General Industry Top Management Compensation Survey. The Watson Wyatt Survey contained data from over 636 companies from a wide variety of industries and included a sample of firms comparable to the Company in terms of revenue and industry.

In addition, in December 2012, the Compensation Committee, with the assistance of Pay Governance, conducted a formal review of the compensation of our executive officers as compared to the compensation of executives at the peer companies in the table below:

Drew Industries, Inc.	Shiloh Industries Inc.

Fuel Systems Solutions, Inc.	Spartan Motors Inc.

Gentex Inc.	Standard Motor Products Inc.

LKQ Corp.	Stoneridge Inc.

LoJack Corp.	Strattec Security Corp.

Motor Car Parts of America, Inc.	Superior Industries International, Inc.

The peer companies were selected at the recommendation of Pay Governance, after determining that the revenues, market capitalization, and/or industry of each company were comparable to that of the Company.

The Compensation Committee believes that the Watson Wyatt Survey and the compensation data related to companies in our peer companies constituted appropriate guidelines for it to compare proposed pay levels for our named executive officers with those of other companies. The purpose of using this data was to assist the Compensation Committee in assessing whether our proposed executive compensation was competitive. The Compensation Committee considered these data only as a guidepost to their evaluation of proposed compensation amounts, and there was no mandate that any actual compensation paid must fall within any set range. Our Compensation Committee and the Board believe that using the market comparative data in this manner was useful in establishing an appropriate and competitive compensation structure.

Say-on-Pay

At the May 2014 annual meeting, we held a shareholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our shareholders approved the compensation of our named executive officers at the May 2014 annual meeting, with an overwhelming majority of shareholder votes cast in favor of our say-on-pay resolution. As we evaluated our compensation practices and talent needs, we were mindful of the strong support our shareholders expressed for our pay for performance compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our general approach to executive compensation. Our executive compensation for fiscal 2014 reflects our favorable financial and operational performance and advances our goals of recruitment and retention, and promotes both short-term and long-term performance of our executive officers.

The Components of the Executive Compensation Program

Elements of compensation for our executives included the following components:

•	base salary;

•	an annual performance-based cash award and long-term performance-based award under our Executive Cash Bonus Plan;

•	discretionary cash bonuses;

•	periodic equity incentive awards in the form of stock options, restricted stock awards and performance-based restricted stock awards; and

•	other compensation, including participation in our 401(k) Retirement Plan, our Non-Qualified Deferred Compensation Plan, perquisites and other personal benefits, and post-employment compensation.

In setting compensation levels, we consider, among other things, the financial performance of the Company; the executive’s individual job performance; the responsibilities, experience and long-term potential of the executive; historical compensation amounts; competitive pay practices generally; relative compensation levels among our senior management team; and general economic conditions.

Base Salary. Base salary reflects amounts paid during the year to our executive officers as direct compensation for their services to the Company as well as to reward our executive officers for their individual performance and to encourage them to higher levels of performance. We also use our base salary to attract and retain top quality executives and other managers from other companies. Base salaries and increases to base salaries recognize the overall experience, position, responsibility and expected contributions of each executive.

The Compensation Committee establishes and approves annual base salaries for all of the executive officers of the Company, other than those set by agreement, taking into consideration, among other things, the recommendations of the Chief Executive Officer. The base salary of our Chief Executive Officer is set pursuant to his employment agreement and may be increased, but not decreased, over the term of the agreement in the discretion of the Compensation Committee. Base salaries of the other named executive officers, as well as annual salary adjustments for Mr. Berman, are set annually at levels that we determine adequately reward and retain capable executives, including without targeting any specific quartile of any compensation survey data for total compensation or any component of total compensation. In establishing base salary of our executive officers, as well as annual adjustment for Mr. Berman, we considered individual performance, the importance of, and skills required in, the executive officer’s position, and total amount of experience.

In December 2013, the Compensation Committee modestly increased the base salaries of our named executive officers for 2014 by 3.0%. For fiscal 2014 (effective December 28, 2013) our Compensation Committee authorized the following base salaries for our named executive officers:

Name	Base Salary($)
Steven L. Berman	614,384
Mathias J. Barton	412,000
Jeffrey L. Darby	318,000
Michael B. Kealey	318,000
Matthew Kohnke	226,600

Performance-Based Bonuses. We use performance-based bonuses to reward eligible employees at the manager level and above, including our named executive officers, for our financial performance. The performance-based bonus program provides for bonuses which are differentiated between executive levels within the executive group, and reward our executives for the successful achievement of our annual and long-term financial performance objectives. The Compensation Committee believes that awards under the Executive Cash Bonus Plan assist the Company in motivating and retaining executive talent whose abilities and leadership skills are critical to the Company’s long-term success.

In December 2009, our Board unanimously approved the Executive Cash Bonus Plan, which provides for incentive payments to executives who may be impacted by Section 162(m) of the Code. Our Executive Cash Bonus Plan, including the business criteria upon which performance measures are based, was approved by our shareholders on May 20, 2010. In addition, on May 16, 2014, our shareholders approved updated material terms of the performance goals under the Executive Cash Bonus Plan which will be applicable to future awards.

Our Executive Cash Bonus Plan is designed to provide a direct link between performance and compensation for our top executives. Additionally, the plan is intended to qualify certain components of compensation paid to these executives for tax deductibility under Section 162(m) of the Code. The Executive Cash Bonus Plan replaced our existing executive bonus plan for executives beginning with fiscal 2010 and automatically renews upon the beginning of each fiscal year unless terminated by the Compensation Committee. Under the terms of his employment agreement, Mr. Berman, our Chairman of the Board, Chief Executive Officer, Secretary and Treasurer, is automatically eligible to participate in the Executive Cash Bonus Plan. For fiscal 2014, each of Messrs. Berman, Barton, Darby, Kealey and Kohnke participated in our Executive Cash Bonus Plan. The maximum aggregate bonus amount that may be paid in any single year to any participant under the Executive Cash Bonus Plan is $2,000,000.

Section 162(m) generally disallows a federal income tax deduction to any publicly held corporation for non-performance-based compensation paid in excess of $1,000,000 in any taxable year to the Chief Executive Officer or certain other highly compensated executive officers. The Compensation Committee intends to structure awards under the Executive Cash Bonus Plan so that compensation under the plan can qualify as “performance-based compensation” eligible for continued deductibility.

The awards for fiscal 2014 under the Executive Cash Bonus Plan had two components: (i) an annual performance-based cash award based on our fiscal 2014 growth in adjusted pre-tax income, referred to as the “annual cash bonus;” and (ii) a long-term performance-based award based on our compounded three-year growth in adjusted pre-tax income, referred to as the “long-term bonus.” For purposes of this bonus plan, “adjusted pre-tax income” means the Company’s consolidated pre-tax income before executive bonus expense and before “unusual items.” “Unusual items” include all non-recurring items generally excluded from earnings per share and EBITDA and by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, litigation charges or recoveries, impairment charges, and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable. As it relates to adjustments for unusual items, (i) fiscal 2014 pre-tax income was adjusted for a $1.0 million reduction in earn-out payable in connection with our May 2013 acquisition of Re-Involt Technologies, Inc., (ii) there was no adjustment to fiscal 2013 pre-tax income for one-time or unusual items, and (iii) fiscal 2011 pre-tax income was adjusted for $2.9 million of asset write-downs and employee-related reserves resulting from our decision to exit the international portion of our Scan Tech business. The Compensation Committee believes that basing performance on adjusted pre-tax income focuses management’s attention on revenue growth, profitability and increasing market share which are key drivers in building shareholder value.

For fiscal 2014, with respect to the annual cash bonus, the amount of bonus paid to each named executive officer was computed by multiplying the named executive officer’s annual base salary for fiscal 2014 by the Annual Bonus Percentage. For purposes of the annual cash bonus, the Annual Bonus Percentage was equal to the annual cash bonus factor for each executive level set forth in the table below multiplied by the percentage growth in adjusted pre-tax income for fiscal 2014 compared to fiscal 2013.

Executive Level	Applicable Factors
CEO	5
President	4
Senior Vice President	2

For fiscal 2014, with respect to the long-term bonus, the amount of bonus paid to each named executive officer was computed by multiplying the named executive officer’s annual base salary for fiscal 2014 by the Three Year Bonus Percentage. For purposes of the long-term bonus, the Three Year Bonus Percentage was equal to the applicable long-term bonus factor for each executive level set forth in the table below multiplied by the compounded three-year growth in adjusted pre-tax income. The compounded three-year growth in adjusted pre-tax income was computed by comparing the adjusted pre-tax income for fiscal 2014 to the adjusted pre-tax income for fiscal 2011.

Executive Level	Applicable Factors
CEO	5
President	4
Senior Vice President	1.5

The long-term bonus was payable in cash or equity (pursuant to the 2008 Stock Option and Stock Incentive Plan) at the discretion of the Compensation Committee.

The Compensation Committee has the right to reduce (but not increase) awards issued under the Executive Cash Bonus Plan in its discretion, even if the performance measures have been attained. For fiscal 2014, the Compensation Committee awarded annual cash bonuses of $244,692, $131,270, $50,660, $50,660 and $36,099 to each of Messrs. Berman, Barton, Darby, Kealey, and Kohnke, respectively. For fiscal 2014, the Compensation Committee awarded long-term bonuses of $517,248, $277,489, $80,317, $80,317and $57,232 to each of Messrs. Berman, Barton, Darby, Kealey and Kohnke, respectively. Such annual cash bonuses and long-term bonuses for fiscal 2014 were paid in cash in the first quarter of fiscal 2015. The bonus awards resulted from our positive growth in fiscal 2014 adjusted pre-tax income of 8% and a three-year compounded growth in adjusted pre-tax income of 16.8%.

Discretionary Cash Bonuses. In addition to the performance-based bonuses described above, the Compensation Committee has the authority to award discretionary cash bonuses. This type of bonus has been used to reward executive officers for exemplary performance during the year and to attract and recruit qualified candidates. The Compensation Committee considers the following factors in determining the amount of discretionary bonus payable to an executive officer, if any: the Company’s overall performance in light of economic conditions experienced during the fiscal year, the executive’s contribution to the Company’s annual and long-term strategic objectives, including maximizing shareholder value, the quality of the executive’s work, and the general success of the Company, as well as the officer’s contribution to specific strategic initiatives as may be measured in ways different from the performance criteria identified above. Discretionary bonus amounts, if any, are paid in the first quarter of the year following the year in which the bonus was earned. There were no discretionary cash bonuses paid to our named executive officers for fiscal 2014.

Equity Awards. Compensation may be awarded to our executive officers in the form of equity-based awards. Equity awards, which are issued pursuant to our 2008 Stock Option and Stock Incentive Plan, can focus our executive officers on our key long-term financial and strategic objectives and encourage them to take into account our and our shareholders’ long-term interests through ownership of our common stock. Awards made under our 2008 Stock Option and Stock Incentive Plan recognize an executive’s contribution to our overall corporate performance and provide a financial incentive to them to achieve our long-term goals.

Our 2008 Stock Option and Stock Incentive Plan is designed to provide the Compensation Committee the flexibility to award long-term equity compensation incentives from several types of equity-based awards, including stock appreciation rights, restricted stock and stock options. From time to time, we have provided our executive officers with long-term incentives in the form of incentive or non-qualified stock options and grants of restricted stock, which awards typically vest over a five year period, provided the officer remains employed by the Company. The time-vesting element of these equity awards is structured as an incentive for continued employment and to align the interest of our officers with those of shareholders. In fiscal 2014, we did not issue stock options or time-vested restricted stock awards to any of our named executive officers.

Historically, we have also provided our executive officers with equity awards in connection with new hires and promotions. We customarily make such equity grants on or soon after the initial date of hire or date of promotion. As such equity awards are intended as an incentive for employment, the amount of each equity award may vary from executive to executive depending on the particular circumstances. Typically, the amount of the equity award is based upon, among other things, the experience, expertise and responsibility of each executive officer, the financial performance of the Company and such other factors as deemed appropriate, consistent with our previously described compensation philosophy. In addition, with respect to new hires, an initial grant made on or soon after the date of hire serves to help recruit new executives.

In fiscal 2014, the Compensation Committee granted performance-based restricted stock awards to Messrs. Darby, Kealey and Kohnke in the amounts set forth in the following table, which vest based upon the achievement of the identified performance goals:

Name Principal Position	Grant	Performance Goals Percent Growth in Fiscal 2014 Adjusted Pre-tax Income over Fiscal 2013 Adjusted Pre-tax Income	Shares	Cumulative total earned upon achievement of each Performance Goal
Jeffrey L. Darby Senior Vice President, Sales and Marketing	1 2 3	13% and above 14% and above 15% and above	578 289 289	578 867 1156

Michael B. Kealey Senior Vice President, Product	1 2 3	13% and above 14% and above 15% and above	578 289 289	578 867 1156

Matthew Kohnke Chief Financial Officer	1 2 3	13% and above 14% and above 15% and above	424 212 212	424 636 848

For purposes of these performance-based restricted stock awards, “adjusted pre-tax income” means the Company’s consolidated pre-tax income before executive bonus expense and before “unusual items.” “Unusual items” include all non-recurring items generally excluded from earnings per share and EBITDA and by institutional investors or analysts when evaluating the Company’s performance, such as one-time gains from asset sales, litigation charges or recoveries, impairment charges, and restructuring charges, but including normal provisions for slow moving and obsolete inventory and accounts receivable. As it relates to adjustments for unusual items, (i) fiscal 2014 pre-tax income was adjusted for a $1.0 million reduction in earn-out payable in connection with our May 2013 acquisition of Re-Involt Technologies, Inc., and (ii) there was no adjustment to fiscal 2013 pre-tax income for one-time or unusual items. Our growth in fiscal 2014 adjusted pre-tax income was 8%. Accordingly, the restricted shares subject to the fiscal 2014 performance-based restricted stock awards issued to the named executive officers did not vest.

Going forward, the Compensation Committee intends to continue to provide our named executive officers with performance-based equity awards. On May 16, 2014, our shareholders approved updated material terms of the performance goals which will be applicable to future equity awards under the 2008 Stock Option and Stock Incentive Plan. The Compensation Committee intends to structure such future performance-based restricted stock awards under the 2008 Stock Option and Stock Incentive Plan as “performance-based compensation” eligible for tax deductibility under Section 162(m) of the Code.

401(k) Retirement Plan. All of our employees, including our executive officers, are entitled to participate in the Company’s 401(k) Retirement Plan and to receive a portion of the Company’s voluntary contribution in either cash or shares of the Company’s common stock in accordance with the terms of the 401(k) Retirement Plan. We offer the 401(k) Retirement Plan, including the Company’s voluntary contribution, to enhance our ability to attract and retain talented executives and other key employees and to encourage them to systematically save for retirement.

The 401(k) Retirement Plan is administered by a third-party administrator and is available to all employees once they satisfy certain age and service requirements. Individual accounts are maintained for the cash contributions made on behalf of each eligible employee and each eligible employee has a choice of investment options from among a variety of mutual funds and professionally managed accounts as to the contributions to the account. There are two types of contributions to the 401(k) Retirement Plan: (1) voluntary employee contributions which we deduct from each participating employee’s compensation (subject to certain limits established by law); and (2) a company discretionary contribution made in cash, common stock or a combination thereof, which is determined by multiplying the percentage approved by the Compensation Committee by the employee’s annual compensation.

Benefits are payable at age 65 (normal retirement), total disability, death, or upon early employment termination. There are vesting requirements for our contributions, but not for the officer’s voluntary contributions. The vesting schedule provides for 20% vesting each year after one year of service, with 100% vesting at six years or more.

For fiscal 2014, we contributed an amount equal to four percent of each eligible officer’s annual compensation (with certain limitations to highly compensated employees). Our contribution was funded entirely in cash.

Non-Qualified Deferred Compensation Plan. On January 25, 2011, our Compensation Committee approved a Non-Qualified Deferred Compensation Plan. All of our executive officers are eligible to participate in the Non-Qualified Deferred Compensation Plan. Our Non-Qualified Deferred Compensation Plan is intended to benefit a select group of our highly compensated contributors who are key to our future success and to help attract and retain management talent going forward. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This Non-Qualified Deferred Compensation Plan is intended to comply with Section 409A of the Code.

Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, 25% of his base salary and 90% of his bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of the following events: (i) the first day of the seventh month after separation of employment, (ii) as elected after a minimum deferral period, (iii) death, (iv) disability (as defined by Section 409A of the Code), or (v) the occurrence of an “unforeseen emergency” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation Plan permits discretionary employer contributions, we have not yet made a contribution to the plan.

In order for our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our executive officers must remain as employer assets, subject to the claims of the general creditors in the event of bankruptcy or forced liquidation of the Company.

Agreements with Named Executive Officers. In April 2008, we entered into an employment agreement with Mr. Berman in order to provide further stability and continuity in the management of the Company. In negotiating the employment agreement with Mr. Berman, the Compensation Committee analyzed the terms of employment arrangements for comparable executives employed by other publicly held companies. The Compensation Committee also considered Mr. Berman’s responsibilities and contributions to our strategic business development, as well as our aggregate potential obligations under the agreement, including payments upon termination of employment. See “— Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables” for a discussion of the employment agreement with Mr. Berman. In addition to the employment agreement with Mr. Berman, we have agreed to provide Mr. Barton with six months’ salary continuation in the event of a termination of employment without “cause,” as determined by the Compensation Committee, and we have agreed to provide Mr. Darby, in the event of Mr. Darby’s termination for events outside of Mr. Darby’s control, with a severance payment equal to 50% of his then current base salary per month for the twelve consecutive months following his last day of employment.

Post-Employment and Change in Control Benefits. Under the employment agreement with Mr. Berman and the severance arrangements with Messrs. Barton and Darby, severance payments provided by us include a salary continuation component over a specified term. In addition, the employment agreement with Mr. Berman provides for annual cash payments in the amount of $150,000 in lieu of annual bonuses for the remainder of the term and continued medical, dental, vision and hospitalization insurance benefits. Severance benefits may also include the accelerated vesting of stock options and restricted stock awards. The severance arrangement with Mr. Barton provides for severance payments upon any termination of employment other than for “cause,” as determined by the Compensation Committee. The severance arrangement with Mr. Darby provides for severance payments in the event of termination for events outside of his control.

Generally speaking, we provide severance to our executives to give them financial security in the event they suffer an involuntary termination other than for cause. The payment of the severance benefits is linked to our compensation philosophy of encouraging the retention of our executives that successfully contribute to our annual and long-term goals.

The employment agreement with Mr. Berman provides for severance benefits pursuant to a “modified single trigger” in the event of a change in control of the Company; that is, Mr. Berman is entitled to the severance benefits for any termination within 12 months following a “Change in Control,” as defined in his employment agreement, other than for death, “Disability” or “Cause,” as such terms are defined in the employment agreement. We believe that a “modified single trigger” change in control provision (i) provides a powerful retention device during change in control discussions, and (ii) ensures Mr. Berman is not deprived of the benefits earned or reasonably expected to be received if there was no change in control. See “— Potential Payments upon Termination or Change in Control” for a summary of the termination provisions in the employment agreement with Mr. Berman.

Perquisites and other Benefits. We annually review the perquisites that our executive officers receive. All members of senior management, including our executive officers, are eligible to participate in the Company’s other benefits plans on the same terms as our other employees, which plans include medical, dental and life insurance. Relocation benefits are generally reimbursed pursuant to our relocation benefits policy but may be individually negotiated on an as needed basis.

Stock Ownership Guidelines

Consistent with our executive compensation philosophy and the principle of aligning executive and shareholder interests, our Compensation Committee adopted stock ownership guidelines, effective as of January 1, 2015, which require our named executive officers to maintain minimum ownership levels of our common stock. Under these guidelines, our CEO is expected to own shares of our common stock that have a value at least equal to six times his annual base salary and each of our other named executive officers is expected to own shares of our common stock that have a value at least equal to three times his annual base salary.

Shares that are counted for purposes of satisfying ownership requirements include:

•	Shares owned directly (including through open market purchases, vesting of restricted stock awards or exercise of stock options);

•	Shares held by immediate family members residing in the same household or through trusts for the benefit of the person or his or her immediate family members; and

•	Shares attributable to an individual’s vested account balance in any savings or retirement plan maintained by the Company.

Stock options and unvested restricted stock will not be considered when determining an individual’s stock ownership. All of our named executive officers must comply with these ownership requirements within five years following the later of (i) his date of hire or promotion, or (ii) January 1, 2015.

The foregoing stock ownership requirements will be measured annually in January. For purposes of the measurement, the individual’s stock ownership shall be valued based on the average closing price of our common stock for the prior calendar year.

Compensation Committee Report

The information contained in this Compensation Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Compensation Committee met with management and reviewed and discussed with management the Compensation Discussion and Analysis. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K of the Company for the fiscal year ended December 27, 2014.

Compensation Committee

Edgar W. Levin, Chairman	Paul R. Lederer

Richard T. Riley	Robert M. Lynch

Summary Compensation Table for Fiscal 2014

The following table sets forth summary information relating to all compensation awarded to, earned by or paid to the following individuals, collectively referred to as our “named executive officers,” for all services rendered in all capacities to us and our subsidiaries during the fiscal years noted below:

•	our principal executive officer;

•	our principal financial officer; and

•	our three most highly compensated executive officers whose total compensation for the fiscal year ended December 27, 2014 exceeded $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)(3)	Total ($)
Steven L. Berman Chairman of the Board, Chief Executive Officer, Secretary and Treasurer	2014 2013 2012	613,695 596,489 579,115	— — 400,000	— — —	761,940 1,252,668 346,969	10,200 10,000 10,000	1,385,835 1,859,157 1,336,084

Mathias J. Barton President	2014 2013 2012	411,538 368,745 336,329	— — 100,000	— — —	408,759 619,512 256,060	10,486 10,428 64,002	830,783 998,685 756,391

Jeffrey L. Darby Senior Vice President, Sales and Marketing	2014 2013 2012	317,307 287,225 270,000	— 26,847 146,208	60,817 — —	130,977 187,529 —	10,272 19,106 31,000	519,373 520,707 447,208

Michael B. Kealey Senior Vice President, Product	2014 2013	317,307 287,225	— 26,847	60,817 77,040	130,977 187,529	10,272 19,106	519,373 597,747

Matthew Kohnke Chief Financial Officer	2014 2013 2012	226,346 220,000 200,000	— 20,584 108,303	44,613 — —	93,331 143,638 —	10,272 8,906 20,000	374,562 393,128 328,303

(1)	Represents the grant date fair value of performance-based restricted stock awards granted to certain named executive officers in fiscal 2014 and a restricted stock award granted to Mr. Kealey in fiscal 2013 computed in accordance with ASC Topic 718. For a discussion of valuation assumptions, see Note 12 of our Annual Report on Form 10-K for the fiscal year ended December 27, 2014. The grant date fair value for the performance-based restricted stock awards was calculated based upon the probable outcome of the performance conditions on the grant date and is consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under ASC Topic 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome was assumed to be at maximum level attainment. The performance-based restricted stock awards issued to the named executive officers in 2014 did not vest. See “— Compensation Discussion and Analysis — The Components of the Executive Compensation Program — Equity Awards” for a further discussion of the Company’s performance-based restricted stock awards made in fiscal 2014.
(2)

The “All Other Compensation” column for the fiscal year ended December 27, 2014 includes the amounts set forth in footnote (3) below and the following compensation items: (i) for Mr. Berman, $10,200 in employer contributions to the

401(k) Retirement Plan; (ii) for Mr. Barton, $10,200 in employer contributions to the 401(k) Retirement Plan; (iii) for Mr. Darby, $10,200 in employer contributions to the 401(k) Retirement Plan; (iv) for Mr. Kealey, $10,200 in employer contributions to the 401(k) Retirement Plan; and (v) for Mr. Kohnke, $10,200 in employer contributions to the 401(k) Retirement Plan.
(3)	On December 28, 2012, we paid a cash dividend to all common stock holders of record on December 17, 2012 of $1.50 for each share of common stock outstanding. With respect to unvested stock awards, we credit the dividends payable on account of each stock award but do not pay such dividends until the stock award vests (at which point the dividends are paid along with accrued interest). The credited dividends are held by the Company for the account of the holder of the unvested stock award. At the end of each fiscal year (or portion thereof, as applicable), interest is credited on the amount of each holder’s account at the beginning of the fiscal year at a rate of 1.2% per annum. The “All Other Compensation” column includes the interest accrued during the fiscal year ended December 27, 2014 on the dividends credited to unvested stock awards held by each of the following named executive officers: (i) Mr. Barton –$286; (ii) Mr. Darby – $72; (iii) Mr. Kealey – $72; and (iv) Mr. Kohnke – $72.

Grants of Plan-Based Awards in Fiscal Year Ended December 27, 2014

The following table sets forth information regarding grants of plan-based awards to our named executive officers during the fiscal year ended December 27, 2014.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards(3)			Grant Date Fair Value of Stock and Option Awards (4)
		Threshold ($)	Target ($)(1)	Maximum ($)(2)	Threshold ($)	Target ($)	Maximum ($)
Steven L. Berman	—	—	761,940	2,000,000	—	—	—	—
Mathias J. Barton	—	—	408,759	2,000,000	—	—	—	—
Jeffrey L. Darby	—	—	130,977	2,000,000	—	—	—	—
	1/9/2014	—	—	—	578	867	1156	60,817
Michael B. Kealey	—	—	130,977	2,000,000	—	—	—	—
	1/9/2014	—	—	—	578	867	1156	60,817
Matthew S. Kohnke	—	—	93,331	2,000,000	—	—	—	—
	1/9/2014	—	—	—	424	636	848	44,613

(1)	For fiscal 2014, Messrs. Berman, Barton, Darby, Kealey and Kohnke participated in the Executive Cash Bonus Plan. The awards under the Executive Cash Bonus Plan for fiscal 2014 had two bonus components: (i) an annual cash bonus based on our fiscal 2014 growth in adjusted pre-tax income; and (ii) a long-term performance-based award based on our compounded three-year growth in adjusted pre-tax income. With respect to the annual cash bonus, the amount of bonus payable to each named executive officer was to be computed by multiplying the named executive officer’s annual base salary for fiscal 2014 by the Annual Bonus Percentage. For purposes of the annual cash bonus, the Annual Bonus Percentage was equal to (i) 5 multiplied by the percentage growth in adjusted pre-tax income for fiscal 2014 compared to fiscal 2013 for Mr. Berman, (ii) 4 multiplied by the percentage growth in adjusted pre-tax income for fiscal 2014 compared to fiscal 2013 for Mr. Barton, and (iii) 2 multiplied by the percentage growth in adjusted pre-tax income for fiscal 2014 compared to fiscal 2013 for Messrs. Darby, Kealey and Kohnke. With respect to the long-term bonus, the amount of bonus payable to each named executive officer was to be computed by multiplying the named executive officer’s annual base salary for fiscal 2014 by the Three Year Bonus Percentage. For purposes of the long-term bonus, the Three Year Bonus Percentage was equal to (i) 5 multiplied by the three-year compounded growth in adjusted pre-tax income for Mr. Berman, (ii) 4 multiplied by the three-year compounded growth in adjusted pre-tax income for Mr. Barton, and (iii) 1.5 multiplied by the three-year compounded growth in adjusted pre-tax income for Messrs. Darby, Kealey and Kohnke. The long-term bonus was payable in cash or equity at the discretion of the Compensation Committee. If paid in equity, the equity would be issued pursuant to the Company’s 2008 Stock Option and Stock Incentive Plan. The Compensation Committee has the right to reduce (but not increase) awards issued under the Executive Cash Bonus Plan in its discretion, even if the performance measures are attained.

The target amounts reflected in the table are calculated based on the actual fiscal 2014 results of: growth in fiscal 2014 adjusted pre-tax income of 8% and the Company’s three-year compounded growth in adjusted pre-tax income of 16.8%. Such fiscal 2014 results were not known at the time the non-equity incentive plan awards were granted.

See “— Compensation Discussion and Analysis — The Components of the Executive Compensation Program — Performance-Based Bonuses” for a further discussion of the Company’s Executive Cash Bonus Plan and a description of the definition of adjusted pre-tax income. Actual cash amounts paid under the Executive Cash Bonus Plan are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.”

(2)	The maximum non-equity incentive plan award that may be paid in any single year to any named executive officer under the Executive Cash Bonus Plan is $2,000,000.
(3)	For fiscal 2014, the Compensation Committee granted to Messrs. Darby, Kealey and Kohnke performance-based restricted stock awards. These awards vest based upon the size of the percentage growth in fiscal 2014 adjusted pre-tax income over fiscal 2013 adjusted pre-tax income. For a further discussion of the performance goals applicable to these awards, see “— Compensation Discussion and Analysis — The Components of the Executive Compensation Program — Equity Awards.”
(4)	Represents the grant date fair value computed in accordance with ASC Topic 718. For a discussion of valuation assumptions, see Note 12 of our Annual Report on Form 10-K for the fiscal year ended December 27, 2014. The grant date fair value for the performance-based restricted stock awards was calculated based upon the probable outcome of the performance conditions on the grant date and is consistent with our estimate of aggregate compensation cost to be recognized over the service period determined under ASC Topic 718, excluding the effect of estimated forfeitures. For this purpose, the probable outcome was assumed to be at maximum level attainment.

Narrative Disclosure to Summary Compensation and Grants of Plan-Based Awards Tables

Employment Agreement with Steven L. Berman

On April 1, 2008, we entered into an employment agreement with Mr. Berman. The agreement had an initial term of three years expiring March 31, 2011. On each anniversary of the effective date of the agreement, the term of the agreement automatically extends for an additional one year unless further extended or earlier terminated as provided in the agreement. Accordingly, in effect, the term of Mr. Berman’s employment agreement is a rolling three year period unless earlier terminated.

Pursuant to the employment agreement, annual base salary was initially set at $514,370 per year, subject to increase but not decrease from time to time as determined by the Compensation Committee. The employment agreement also provides for eligibility for (i) an annual bonus and other benefits provided under the Executive Cash Bonus Plan or other plans maintained by us, and (ii) grants of awards under the 2008 Stock Option and Stock Incentive Plan or other equity-related incentive plans maintained by us, in case of both clauses (i) and (ii) in such amounts as determined by the Compensation Committee, in its sole discretion. Further, the employment agreement provides that Mr. Berman will be eligible to participate in other employment benefits plans or arrangements generally available to our executive officers and not less than four weeks paid vacation per year.

The employment agreement may be terminated by us with or without “Cause” or by Mr. Berman for “Good Reason” or for no reason, as such terms are defined in the agreement.

The employment agreement also provides for non-solicitation and non-competition provisions for the term of the agreement and two years thereafter. The agreement also includes standard confidentiality and trade secret provisions typically included in agreements of this type.

Additionally, the employment agreement contains provisions that provide for certain payments upon termination or a change in control of our company. See “— Potential Payments upon Termination or Change in Control” for a discussion of potential payments to Mr. Berman upon a termination of his employment with us.

2008 Stock Option and Stock Incentive Plan

The purpose of the 2008 Stock Option and Stock Incentive Plan is to assist us in attracting, motivating, retaining and rewarding executives and other employees, officers, directors, consultants and advisors who provide services to us, by enabling such persons to invest in our common stock and thereby acquire a proprietary interest in the Company and an increased personal interest in our continued success and progress. Pursuant to the 2008 Stock Option and Stock Incentive Plan, we may grant up to 2,000,000 shares of common stock (subject to adjustment as provided by the plan) in the form of shares of restricted stock, incentive stock options and non-qualified stock options or combinations thereof.

Up to 1,000,000 shares of common stock may be issued upon the exercise of incentive stock options. The plan imposes individual limitations on the amount of certain equity awards. No outside director may receive equity awards under the plan which in the aggregate equal more than 50% of the total number of shares of common stock authorized for issuance under the plan and no officer, employee or consultant may receive equity awards under the plan which in the aggregate equal more than 90% of the total number of shares of common stock authorized for issuance under the plan. No individual may receive equity awards of more than 50% of the shares reserved for issuance under the plan in any calendar year.

The 2008 Stock Option and Stock Incentive Plan is administered by the Compensation Committee. Subject to the provisions of the plan, the Compensation Committee determines, among other things, which of our officers, directors, employees, consultants and advisors will be granted equity awards under the plan, whether awards granted will be incentive stock options, non-qualified options, or restricted shares, the number of shares subject to an equity award, the time at which an equity award is granted, the rate of vesting for restricted shares, performance goals, if any, applicable to an award, the rate of exercisability for an option award, the duration of an equity award, acceleration of vesting of an equity award upon a change in control of the Company, and, subject to the terms of the plan, the exercise price of an option. The Compensation Committee has the exclusive right to adopt or rescind rules for the administration of the plan, correct defects and omissions in, reconcile inconsistencies in, and construe the plan. The Compensation Committee also has the right to modify, suspend or terminate the plan, subject to certain conditions.

On May 30, 2013, the Compensation Committee amended the 2008 Stock Option and Stock Incentive Plan to permit, in its discretion, the delegation to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards (i) to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, and (ii) that are not intended to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Compensation Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the 2008 Stock Option and Stock Incentive Plan. Pursuant to the 2008 Stock Option and Stock Incentive Plan, as amended, the Compensation Committee delegated to Mr. Steven L. Berman, the Company’s Chief Executive Officer, the authority to award up to a total of 10,000 shares of restricted stock during fiscal 2014.

The Board reserves the right at any time, and from time to time, to amend or supplement the 2008 Stock Option and Stock Incentive Plan in any way or to suspend or terminate it. If an amendment or supplement of the plan is required by the Code to be approved by our shareholders in order to permit the granting of incentive stock options pursuant to the amended or supplemented plan, such amendment or supplement shall also be approved by our shareholders in such manner as is prescribed by the Code. If the Board voluntarily submits a proposed amendment, supplement, suspension or termination for shareholder approval, such submission shall not require any future amendments, supplements, suspensions or terminations (whether or not relating to the same provision or subject matter) to be similarly submitted for shareholder approval.

On May 16, 2014, our shareholders approved updated material terms of the performance goals which will be applicable to future equity awards under the 2008 Stock Option and Stock Incentive Plan. The Compensation Committee intends to structure future performance-based restricted stock awards under the 2008 Stock Option and Stock Incentive Plan as “performance-based compensation” eligible for tax deductibility under Section 162(m) of the Code.

Outstanding Equity Awards at December 27, 2014

The following table sets forth information regarding unexercised options and unvested stock awards for each of our named executive officers outstanding at December 27, 2014.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)
Steven L. Berman	—	—	—	—	—	—	—	—	—
Mathias J. Barton.	04/28/2011	—	—	—	—	16,000	781,760	—	—
Jeffrey L. Darby	12/10/2009	4,000	—	7.74	12/10/2019	—	—	—	—
	04/28/2011	—	—	—	—	4,000	195,440	—	—
	01/09/2014	—	—	—	—	—	—	578	28,241
Michael B. Kealey	12/14/2007	32,000	—	6.895	12/14/2017	—	—	—	—
	04/28/2011	—	—	—	—	4,000	195,440	—	—
	01/09/2014	—	—	—	—	—	—	578	28,241
Matthew S. Kohnke	04/28/2011	—	—	—	—	4,000	195,440	—	—
	01/09/2014	—	—	—	—	—	—	424	20,717

(1)	Represents outstanding and unexercised options at December 27, 2014. All options set forth in this column vested in five equal annual installments beginning on the first anniversary of the date of grant.
(2)	Represents outstanding and unvested awards of time-vested restricted stock at December 27, 2014. All unvested restricted stock awards set forth in this column vest in five equal annual installments beginning on the first anniversary of the date of grant.
(3)	Calculated by multiplying the closing price per share of the Company’s common stock on December 26, 2014, $48.86, by the number of shares subject to the award.
(4)	Represents performance-based restricted stock awards granted in fiscal 2014. These awards are shown at threshold. However, actual results of the performance condition were below threshold. Accordingly, the performance-based restricted stock awards granted in fiscal 2014 to our named executive officers did not vest. See “ — Compensation Discussion and Analysis — The Components of the Executive Compensation Program — Equity Awards” for a further discussion of the terms, including the vesting provisions, of the performance-based restricted stock awards.

Option Exercises and Stock Vested in Fiscal Year Ended December 27, 2014

The following table provides information about the value realized by the named executive officers upon the exercise of option awards and the vesting of stock awards during the fiscal year ended December 27, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Steven L. Berman	—	—	—	—
Mathias J. Barton	32,500	1,207,050	8,000	449,840
Jeffrey L. Darby	16,000	743,845	2,000	112,460
Michael B. Kealey	10,000	506,950	3,500	175,955
Matthew S. Kohnke	—	—	2,000	112,460

(1)	The value realized is calculated by determining the difference between the market price of the underlying common stock at exercise and the exercise price of the option awards. On July 31, 2014, Mr. Barton acquired 32,500 shares of common stock upon the exercise of an option award with an exercise price of $6.24 per share. The market price of our common stock on July 31, 2014 was $43.38 per share. On January 16, 2014, Mr. Darby acquired (i) 5,000 shares of common stock upon the exercise of an option award with an exercise price of $7.74 per share; and (ii) 5,000 shares of common stock upon the exercise of an option award with an exercise price of $6.895 per share. The market price of our common stock on January 16, 2014 was $51.00 per share. On March 12, 2014, Mr. Darby acquired 6,000 shares of common stock upon the exercise of an option award with an exercise price of $7.74 per share. The market price of our common stock on March 12, 2014 was $58.91 per share. On February 27, 2014, Mr. Kealey acquired (i) 4,000 shares of common stock upon the exercise of an option award with an exercise price of $5.67 per share; and (ii) 6,000 shares of common stock upon the exercise of an option award with an exercise price of $6.895 per share. The market price of our common stock on February 27, 2014 was $57.10 per share.
(2)	The value realized on the vesting of stock awards is calculated by multiplying the number of shares of common stock vested by the market value of the common stock on the vesting date. On April 28, 2014, Mr. Barton acquired 8,000 shares of common stock on the vesting of a stock award at a market price of $56.23 per share. Of such 8,000 shares of common stock acquired by Mr. Barton, 2,519 shares of common stock were surrendered by Mr. Barton to satisfy his payroll tax withholding obligations. On April 28, 2014, Messrs. Darby, Kealey and Kohnke acquired 2,000 shares of common stock on the vesting of a stock award at a market price of $56.23 per share. Of such 2,000 shares of common stock acquired by each of Messrs. Darby, Kealey and Kohnke, 630 shares of common stock were surrendered by Mr. Darby, 645 shares of common stock were surrendered by Mr. Kealey and 692 shares of common stock were surrendered by Mr. Kohnke to satisfy their respective payroll tax withholding obligations. Also, on August 13, 2014, Mr. Kealey acquired 1,500 shares of common stock on the vesting of a stock award at a market price of $42.33 per share. Of such 1,500 shares of common stock acquired by Mr. Kealey, 484 shares of common stock were surrendered by Mr. Kealey to satisfy his payroll tax withholding obligations.

Non-Qualified Deferred Compensation During Fiscal Year Ended December 27, 2014

The following table sets forth the benefits received by our named executive officers under our non-qualified deferred compensation plan during the fiscal year ended December 27, 2014 as well as the aggregate non-qualified deferred compensation balances at December 27, 2014:

Name	Executive Contributions in Fiscal 2014 ($)(1)	Registrant Contributions in Fiscal 2014 ($)	Aggregate Earnings in Fiscal 2014 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 27, 2014 ($)(2)
Steven L. Berman	—	—	—	—	—
Mathias J. Barton	196,032	—	28,808	—	475,619
Jeffrey L. Darby	—	—	1,728	—	28,429
Michael B. Kealey	31,859	—	4,711	—	80,424
Matthew S. Kohnke	39,057	—	5,578	—	98,289

(1)	Represents amounts deferred by each named executive officer to our non-qualified deferred compensation plan and reported in the Summary Compensation Table above under “Salary” or “Non-Equity Incentive Plan Compensation” for fiscal 2014.
(2)	Amounts reported in the Aggregate Balance at December 27, 2014 which were previously reported as compensation to the named executive officers in the summary compensation tables included in prior SEC filings for previous years included $203,672, $17,932, $20,335, and $36,923 for Messrs. Barton, Darby, Kealey, and Kohnke respectively. These amounts represent executive contributions for prior years.

Narrative Disclosure to Non-Qualified Deferred Compensation Table

Our Non-Qualified Deferred Compensation Plan is intended to benefit a select group of our highly compensated contributors, including our named executive officers, who are key to our future success and to help attract and retain management talent going forward. Our Non-Qualified Deferred Compensation Plan is an unfunded arrangement and is intended to be exempt from the participation, vesting, funding and fiduciary requirements of ERISA and comply with Section 409A of the Code.

Under our Non-Qualified Deferred Compensation Plan, a participant may contribute, on a tax deferred basis, 25% of his base salary and 90% of his bonus annually. A participant’s account is notionally invested in one or more investment funds and the value of the account is determined with respect to such investment allocations. The minimum deferral period is two years for in-service accounts. Each participant is 100% vested in all of his or her deferred contributions plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of the following events: (i) the first day of the seventh month after separation of employment, (ii) as elected after a minimum deferral period, (iii) death, (iv) disability (as defined by Section 409A of the Code), or (v) the occurrence of an “unforeseen emergency” as defined in the Non-Qualified Deferred Compensation Plan. Although the Non-Qualified Deferred Compensation Plan permits discretionary employer contributions, we have not yet made a contribution to the plan.

In order for our Non-Qualified Deferred Compensation Plan to comply with the applicable requirements of the Code, amounts deferred by our named executive officers must remain as employer assets, subject to the claims of the general creditors in the event of bankruptcy or forced liquidation of the Company.

Potential Payments upon Termination or Change in Control

In fiscal 2014, upon termination of employment and/or upon a change in control, our named executive officers would have been entitled to receive from us potential payments and benefits under the following agreements and plans:

•	employment agreements and severance arrangements with our named executive officers;

•	our 2008 Stock Option and Stock Incentive Plan;

•	our 2000 Amended and Restated Incentive Stock Plan, referred to as the “2000 Incentive Plan;”

•	our Executive Cash Bonus Plan; and

•	our Non-Qualified Deferred Compensation Plan.

Employment Agreement with Steven L. Berman

Employment Agreement Terms

The employment agreement with Mr. Berman specifies our obligations to Mr. Berman upon termination of his employment under various circumstances. The employment agreement may be terminated (i) upon Mr. Berman’s death, (ii) by us on 90 days written notice upon the “Disability” of Mr. Berman, (iii) by us upon written notice to Mr. Berman without “Cause” or with “Cause,” provided Mr. Berman will be given five business days to appear with counsel before the Compensation Committee to present information regarding his views on a Cause event and overturn the termination decision, (iv) by Mr. Berman upon 60 days written notice without “Good Reason,” (v) at any time prior to the 120th day after any event providing “Good Reason,” provided that within 90 days of any such event having occurred Mr. Berman has provided written notice and afforded the Company 30 days to cure such event, or (vi) by Mr. Berman for any reason within 12 months following a “Change in Control,” other than for death, Disability or Cause.

Under the terms of Mr. Berman’s employment agreement, “Disability” means Mr. Berman’s “disability” under the Company’s long-term disability plan, if any, otherwise, his inability to perform his duties and responsibilities under the agreement, with or without reasonable accommodation, due to any physical or mental illness or incapacity, which condition either (i) has continued for a period of 270 days (including weekends and holidays) in any consecutive 365-day period, or (ii) is projected by the Board, in good faith after consulting with a physician selected by the Company, that the condition is likely to continue for a period of at least nine consecutive months from its commencement.

Under the terms of Mr. Berman’s employment agreement, “Cause” means the occurrence of any one of the following as determined by our Board: (i) the willful and continued failure by Mr. Berman to attempt in good faith substantially to perform his obligations under the agreement (other than any such failure resulting from incapacity due to a Disability); provided, however, that the Company shall have provided written notice that such actions are occurring and, where practical, afforded at least 30 days to cure; (ii) the indictment of Mr. Berman for, or his conviction of or plea of guilty or nolo contendere to, a felony or any other crime involving moral turpitude or dishonesty; or (iii) Mr. Berman’s willfully engaging in misconduct in the performance of his duties for the Company or other than in the performance of his duties for the Company (including, but not limited to, theft, fraud, embezzlement, and securities law violations or a violation of the Company’s code of conduct or other written policies) that is materially injurious to the Company, or, in the good faith determination of the Compensation Committee, is potentially materially injurious to the Company, monetarily or otherwise.

Under the terms of Mr. Berman’s employment agreement, “Good Reason” means the occurrence of any of the following events without Mr. Berman’s consent: (i) a material diminution of the authorities, duties or responsibilities as set forth in the agreement; (ii) the loss of any titles with the Company as set forth in the agreement; (iii) a reduction by the Company in base salary; (iv) a material change in the primary place of employment; (v) the failure by the Corporate Governance and Nominating Committee to nominate or re-nominate Mr. Berman as a member of the Board, or if the Board removes Mr. Berman as a member of the Board (other than as a result of or due to death or Disability, because of a legal prohibition under applicable law or regulation, or for Cause); (vi) the assignment to Mr. Berman of duties or responsibilities which are materially inconsistent with any of his duties and responsibilities set forth in the agreement; or (vii) a change in the reporting structure so that Mr. Berman reports to someone other than solely and directly to the Board.

Under the terms of Mr. Berman’s employment agreement, “Change in Control” means the occurrence of any of the following events: (i) any person or other entity (other than any of the Company’s subsidiaries or any employee benefit plan sponsored by the Company or any of its subsidiaries), including any person as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner, as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of more than 50% of the total combined voting power of all classes of capital stock of the Company normally entitled to vote for the election of directors of the Company, referred to as the “Voting Stock;” (ii) the Board and/or the shareholders of the Company approve the sale of all or substantially all of the property or assets of the Company and such sale occurs; (iii) the Board and/or the shareholders of the Company approve a consolidation or merger of the Company with another entity (other than with any of the Company’s subsidiaries), the consummation of which would result in the shareholders of the Company immediately before the occurrence of the consolidation or merger owning, in the aggregate, less than 50% of the Voting Stock of the surviving entity, and such consolidation or merger occurs; or (iv) a change in the Board occurs with the result that the members of the Board on the effective date of the agreement, referred to as the “Incumbent Directors,” no longer constitute a majority of such board of directors, provided that any person becoming a director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest or the settlement thereof, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election or nomination for election was supported by more than half of the then Incumbent Directors shall be considered an Incumbent Director.

Employment Agreement Benefits

Upon the termination of Mr. Berman’s employment for Cause or by Mr. Berman without Good Reason, Mr. Berman shall receive: (i) any earned but unpaid base salary through the date of termination, paid in accordance with the Company’s standard payroll practices; (ii) reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the Company’s business expense reimbursement policy; (iii) payment for any accrued but unused vacation time in accordance with Company policy; and (iv) such vested accrued benefits, and other payments, if any, as to which Mr. Berman (and his eligible dependents) may be entitled under, and in accordance with, the terms and conditions of, the employee benefit arrangements, plans and programs of the Company as of the date of termination, (i) though (iv) collectively referred to as the “Amounts and Benefits.”

Upon the termination of Mr. Berman’s employment by death or Disability, for Good Reason or without Cause, or within 12 months following a Change in Control, other than for death, Disability or Cause, Mr. Berman or his estate shall receive: (i) the Amounts and Benefits; (ii) base salary payments until the expiration of the term of the agreement in accordance with the usual payroll practices of the Company, referred to as the “salary continuation benefits;” (iii) in lieu of annual bonuses, annual cash payments in the amount of $150,000, on each March 15 during the remainder of the term of the agreement, referred to as the “payments in lieu of bonus;” and (iv) for the remainder of the term of the agreement, the Company shall continue on behalf of Mr. Berman and his dependents and beneficiaries any medical, dental, vision and hospitalization benefits provided to Mr. Berman immediately prior to the date of termination or reimburse Mr. Berman for his medical, dental, vision and hospitalization related expenses, referred to as the “health benefits.” The Company’s obligation with respect to the health benefits are limited to the extent that Mr. Berman obtains any such benefits pursuant to a subsequent employer’s benefit plans, in which case the Company may reduce the coverage of any health benefits it is required to provide as long as the aggregate coverages and benefits of the combined benefit plans are no less favorable than the coverages and benefits required to be provided under the agreement.

Mr. Berman’s employment agreement further provides that in the event that there is an excise tax imposed with respect to any payment, or portion of any payment, described above as a result of or in connection with a change of control, Mr. Berman will be paid an additional tax gross-up payment to offset the effect of the excise tax.

Notwithstanding any provision to the contrary in the employment agreement, the Company’s obligation to pay or to provide the above payments and benefits (other than the Amounts and Benefits) are conditioned on Mr. Berman executing and not revoking a waiver and general release.

Severance Arrangements with Messrs. Barton and Darby

We have agreed to provide Mr. Barton, in the event of Mr. Barton’s termination without “cause” as determined by the Compensation Committee, with six months of salary continuation paid in accordance with the Company’s standard payroll practices. Under this severance arrangement, “cause” means (i) the gross neglect or willful failure by Mr. Barton to perform his duties and responsibilities in all material respects; (ii) any act of fraud by Mr. Barton, whether relating to the Company and its subsidiaries or otherwise; (iii) the conviction or entry into a plea of nolo contendere by Mr. Barton with respect to any felony or misdemeanor (other than a traffic offense which does not result in imprisonment); or (iv) the commission by Mr. Barton of any willful or intentional act (including any violation of law) which materially injures the reputation or materially adversely affects the business or business relationships of the Company. For purposes of this definition, no act, or failure to act, on Mr. Barton’s part shall be deemed “willful” unless done, or omitted to be done, by Mr. Barton not in good faith and without reasonable belief that his act, or failure to act, was in the best interest of the Company.

We have agreed to provide Mr. Darby, in the event of Mr. Darby’s termination for events outside of Mr. Darby’s control, with a severance payment equal to 50% of his then current base salary per month for the 12 consecutive months following his last day of employment. Termination for events “outside of Mr. Darby’s control” would include events such as a business down-turn or other circumstances unrelated to Mr. Darby’s performance or conduct. Events not outside of Mr. Darby’s control would include poor job performance or Mr. Darby’s failure to comply with the Company’s directives, policies, and procedures. Upon written notice to Mr. Darby, the Company may release Mr. Darby from his non-competition and non-solicitation obligations, at which point the Company’s obligation to make the monthly payments described above will end.

2008 Stock Option and Stock Incentive Plan

The table below sets forth the benefits that each named executive officer holding awards granted under our 2008 Stock Option and Stock Incentive Plan would be entitled to receive should his employment terminate under the following specified circumstances or in the event of a change in control of the Company pursuant to the terms of the 2008 Stock Option and Stock Incentive Plan and our standard restricted stock agreement and stock option awards thereunder:

Circumstance	Benefit
Termination of employment as a result of death or disability	The unvested portion of any stock awards shall immediately vest and be free of restriction.

Involuntary termination of employment other than for “cause” (as defined by the Compensation Committee) at any time within 18 months of a “change in control”	The unvested portion of any stock awards shall immediately vest and be free of restriction.

The occurrence of a “change in control” event	The unvested portion of any stock options shall immediately vest and become exercisable.

Under our 2008 Stock Option and Stock Incentive Plan and our standard restricted stock agreement and stock option awards thereunder, a “change in control” means: (i) a change within a 12 month period in the holders of more than 50% of the outstanding voting stock of the Company; or (ii) any other events deemed to constitute a “change in control” by the Compensation Committee.

2000 Incentive Plan

The table below sets forth the benefits that each named executive officer holding options granted under our 2000 Incentive Plan would be entitled to receive in the event of a change in control of our Company pursuant to the terms of the plan and our standard stock option awards thereunder:

Circumstance	Benefit
The occurrence of a “change in control” event	The Compensation Committee may determine to immediately vest the unvested portion of any stock options and allow optionees to exercise such options immediately prior to the consummation of the change in control transaction or take such other action deemed reasonable under the circumstances to permit optionees to realize the value of rights granted to them under the 2000 Incentive Plan.

Under our 2000 Incentive Plan and our standard stock option awards thereunder, a “change in control” includes: the Company being merged into or consolidated with or otherwise combined with or acquired by another person or entity, or a divisive reorganization or a liquidation or partial liquidation of the Company.

Executive Cash Bonus Plan

Under our Executive Cash Bonus Plan, the Compensation Committee, in its sole and absolute discretion and to the extent permitted under and in accordance with Section 162(m) of the Code and Section 409A of the Code, may, but is not required to, make a full or pro-rated bonus payment to a plan participant for a plan year in the event of the participant’s death, disability, retirement or termination of employment during the plan year or after the end of the plan year; provided, that payments shall only be made on the earlier of (i) the death or disability of the participant or (ii) the scheduled payment date, referred to collectively as the “Pro-Rated Bonus.”

Potential Payments to Our Named Executive Officers upon Termination or Change in Control

Potential Payments upon Termination

The following table shows the estimated maximum amount of payments and benefits that would be provided by us (or our successor) to Mr. Berman under the plans and agreements described above assuming that his employment was terminated as of December 27, 2014 for various reasons as described below:

Nature of Payment	Terminated by Us without Cause or by Officer With Good Reason		Terminated by Us for Cause		Terminated by Officer without Good Reason		Disability		Death
Amounts and Benefits	$11,815	(1)	$11,815	(1)	$11,815	(1)	$11,815	(1)	$11,815	(1)
Salary Continuation Benefits	1,973,116	(2)	—		—		1,973,116	(2)	1,973,116	(2)
Cash Payment in Lieu of Bonus	450,000	(3)	—		—		450,000	(3)	450,000	(3)
Cost of Continuation of Health Benefits	50,136	(4)	—		—		50,136	(4)	50,136	(4)
Executive Cash Bonus Plan (5)	—		—		—		—		—

Total	$2,485,067		$11,815		$11,815		$2,485,067		$2,485,067

(1)	Represents the amount payable under Mr. Berman’s employment agreement for Amounts and Benefits.
(2)	Represents the amount payable under Mr. Berman’s employment agreement for salary continuation benefits.
(3)	Represents the amount payable under Mr. Berman’s employment agreement for payments in lieu of bonus.

(4)	Represents the amount payable under Mr. Berman’s employment agreement for health benefits, which would continue Mr. Berman’s medical, dental, vision and hospitalization benefits for the remainder of the term of his employment agreement, assuming no increase in premiums.
(5)	Assumes the Compensation Committee will not pay Mr. Berman a Pro-Rated Bonus.

The following table shows the estimated maximum amount of payments and benefits that would be provided by us (or our successor) to each of Messrs. Barton, Darby, Kealey, and Kohnke under the plans and agreements described above assuming that their employment was terminated as of December 27, 2014 for various reasons as described below:

Named Executive Officer and Nature of Payment	Terminated by Us without Cause ($)		Death or Disability ($)
Mathias J. Barton
Salary Continuation Benefits	206,000	(1)	—
Value of Accelerated Restricted Stock (3)	—		806,575
Executive Cash Bonus Plan (4)	—		—

Total	206,000		806,575
Jeffrey Darby
Salary Continuation Benefits	159,000	(2)	—
Value of Accelerated Restricted Stock (3)	—		258,126
Executive Cash Bonus Plan (4)	—		—

Total	159,000		258,126
Michael Kealey
Salary Continuation Benefits	—		—
Value of Accelerated Restricted Stock (3)	—		258,126
Executive Cash Bonus Plan (4)	—		—

Total	—		258,126
Matthew Kohnke
Salary Continuation Benefits	—		—
Value of Accelerated Restricted Stock (3)	—		243,077
Executive Cash Bonus Plan (4)	—		—

Total	—		243,077

(1)	Represents the amount payable to Mr. Barton pursuant to his severance arrangement with the Company for salary continuation benefits.
(2)	Represents the amount payable to Mr. Darby pursuant to his severance arrangement with the Company for salary continuation benefits for termination for events outside of Mr. Darby’s control.
(3)	Represents the value realized on the acceleration of the vesting of all unvested restricted stock (including the value of all performance-based restricted stock), which value is determined by adding (i) the amount calculated by multiplying $48.86, the closing price of our common stock on December 26, 2014, the trading day immediately preceding the termination date, by the number of shares of unvested restricted stock as of such date, and (ii) the amount of any deferred dividends, together with interest accrued thereon, on such unvested restricted stock. The “Value of Accelerated Restricted Stock” row includes the dividends credited to unvested restricted stock, together with interest accrued thereon, as of December 27, 2014 held by each of the following named executive officers: (i) Mr. Barton – $24,815; (ii) Mr. Darby – $6,204; (iii) Mr. Kealey – $6,204; and (iv) Mr. Kohnke – $6,204.
(4)	Assumes the Compensation Committee will not pay Messrs. Barton, Darby, Kealey and Kohnke a Pro-Rated Bonus.

Potential Payments Upon Change in Control

The following table shows the estimated maximum amount of payments and benefits under Mr. Berman’s employment agreement, our 2000 Stock Incentive Plan and our standard restricted stock agreement and stock option awards under our 2008 Stock Options and Stock Incentive Plan to which our named executive officers would have been entitled upon a change in control of our company that occurred on December 27, 2014.

Name	Change in Control Payment ($)		Value of Accelerated Vesting of Stock Awards ($)(2)	Total Benefits ($)
Steven L. Berman	2,485,067	(1)	—	2,485,067
Mathias J. Barton	—		806,575	806,575
Jeffrey L. Darby	—		258,126	258,126
Michael B. Kealey	—		258,126	258,126
Matthew S. Kohnke	—		243,077	243,077

(1)	Represents the amount payable under Mr. Berman’s employment agreement assuming a “Change in Control” and the termination of Mr. Berman’s employment other than for death, Disability or Cause occurred on December 27, 2014, as defined in Mr. Berman’s employment agreement. Such amount includes: (i) the Amounts and Benefits; (ii) the salary continuation benefits; (iii) the payments in lieu of bonus; and (iv) the health benefits.
(2)	Represents the value realized on the acceleration of the vesting of all unvested restricted stock (including all performance-based restricted stock) assuming a change in control and the involuntary termination of the named executive officer’s employment occurred on December 27, 2014, which value is determined by adding (i) the amount calculated by multiplying $48.86, the closing price of our common stock on December 26, 2014, the trading day immediately preceding the termination date, by the number of shares of unvested restricted stock as of such date, and (ii) the amount of any deferred dividends and interest on such unvested restricted stock. The “Value of Accelerated Vesting of Stock Awards” column includes the dividends credited to unvested restricted stock, together with interest accrued thereon, as of December 27, 2014 held by each of the following named executive officers: (i) Mr. Barton – $24,815; (ii) Mr. Darby – $6,204; (iii) Mr. Kealey – $6,204; and (iv) Mr. Kohnke – $6,204.

Termination or Change in Control Provisions in Non-Qualified Deferred Compensation Plan

In addition to the amounts set forth in the tables above, our Non-Qualified Deferred Compensation Plan provides that a participant is 100% vested as to amounts deferred by the participant plus any earnings or losses on the investment of such deferrals. Deferred amounts will be distributed, either in lump sum or in equal installments up to five years depending upon the participant’s balance, upon the occurrence of (i) the first day of the seventh month after separation of employment, (ii) death, or (iii) disability (as defined by Section 409A of the Code). The following table provides information concerning amounts held under our Non-Qualified Deferred Compensation Plan for the benefit of our named executive officers as of December 27, 2014:

Name	Aggregate Balance at December 27, 2014 ($)
Steven L. Berman	—
Mathias J. Barton	475,619
Jeffrey Darby	28,429
Michael B. Kealey	80,424
Matthew Kohnke	98,289

Risk Assessment in Compensation Policies and Practices for Employees

The Compensation Committee reviewed the elements of our compensation policies and practices for all of our employees, including our named executive officers, in order to evaluate whether risks that may arise from such compensation policies and practices are reasonably likely to have a material adverse effect on our Company. The Compensation Committee concluded that the following features of our compensation programs guard against excessive risk-taking:

•	compensation programs provide a balanced mix of short-term and longer-term incentives;

•	base salaries are consistent with employees’ duties and responsibilities;

•	cash incentive awards are capped by the Compensation Committee;

•	cash incentive awards are tied mostly to corporate performance goals, rather than individual performance goals;

•	stock ownership guidelines discourage a short-term focus and further align the long-term interests of executives with the Company’s shareholders; and

•	vesting periods for equity awards encourage executives to focus on sustained stock price appreciation.

The Compensation Committee believes that, for all of our employees, including our named executive officers, our compensation programs do not lead to excessive risk-taking and instead encourage behavior that supports sustainable value creation. We believe that risks that may arise from our compensation policies and practices for our employees, including our named executive officers, are not reasonably likely to have a material adverse effect on our Company.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Edgar W. Levin (Chairman), Paul R. Lederer, Robert M. Lynch and Richard T. Riley in the fiscal year ended December 27, 2014. No person who served as a member of the Compensation Committee during the fiscal year ended December 27, 2014 was a current or former officer or employee of the Company or engaged in certain transactions with the Company required to be disclosed by regulations of the SEC. Additionally, there were no compensation committee “interlocks” during the fiscal year ended December 27, 2014, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company.

Certain Relationships and Related Transactions

On November 15, 2012, we entered into a lease agreement for our primary operating facility in Colmar, Pennsylvania with BREP I, a Pennsylvania limited partnership, which replaces the prior lease agreement between the parties that expired according to its terms on December 28, 2012. The term of the new lease agreement began on December 29, 2012 and expires on December 31, 2017, referred to as the “base term,” unless terminated or renewed in accordance with its terms. The limited partners of BREP I are Steven L. Berman, our Chairman of the Board, Chief Executive Officer, Secretary and Treasurer, a marital qualified terminable interest property trust for the benefit of Sharyn Berman, Steven L. Berman’s sister-in-law (the “Marital Trust”), of which Steven L. Berman is a co-trustee, Steven L. Berman’s father, Jordan S. Berman, and Steven L. Berman’s brothers, Marc H. Berman and Fred B. Berman. Steven L. Berman and the Marital Trust each own a 27.9% interest in BREP I. Steven L. Berman and the Marital Trust are controlling shareholders of BREP, Inc., a Pennsylvania corporation, which is the general partner of BREP I. Jordan S. Berman, Marc H. Berman and Fred B. Berman are each directors and officers of BREP, Inc.

The leased facility consists of approximately 342,000 square feet of office, warehouse, and storage space. The new lease agreement provides that we will pay BREP I annual rent of $4.40 per square foot, subject to an annual rent increase based on the Consumer Price Index, All Urban Consumers U.S. City Average, All Items. In

fiscal 2014, we paid rent of $4.46 per square foot, or approximately $1.5 million, under the new lease agreement. The approximate amount of rent expected to be paid during the base term is $8.0 million. The new lease agreement is a triple net non-terminable lease under which we are responsible for all expenses attributable to the facility (including maintenance and repair) and the conduct of our operations in compliance with all applicable laws and regulations.

The new lease agreement was reviewed and approved by the Audit Committee. In the opinion of the Audit Committee, the terms and rates of the new lease are no less favorable than those which could have been obtained from an unaffiliated party.

We have adopted written policies and procedures regarding related person transactions. Our policy intends to cover any transaction described under Item 404(a) of Regulation S-K. The Audit Committee is responsible for reviewing and approving all related person transactions pursuant to the Audit Committee Charter, which has been adopted by the Board. The Audit Committee reviews and approves all related person transactions without regard to the thresholds established for disclosure under Item 404(a) of Regulation S-K. The Chairman of the Audit Committee can be reached by sending a letter to Chairman of the Audit Committee, Confidential – Conduct of Business Affairs at: Dorman Products, Inc., P.O. Box 1800, 3400 East Walnut Street, Colmar, Pennsylvania, 18915.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s common stock as of the record date (except as otherwise noted in the footnotes) by (i) each director and nominee for director, (ii) each person who we know to be the beneficial owner of more than 5% of our common stock, (iii) each of our named executive officers, and (iv) all of our current directors, director nominees and current executive officers as a group. As of the record date, 35,599,194 shares of our common stock were outstanding. Except as otherwise indicated, to our knowledge, the beneficial owners of our common stock listed below have sole investment and voting power with respect to such shares. The business address of our directors, director nominees and executive officers is that of the Company.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent
Steven L. Berman (2)	4,398,157	(3)	12.35%
BlackRock, Inc.	2,476,137	(4)	6.96%
Clifton Park Capital Management, LLC	2,536,000	(5)	7.12%
TimesSquare Capital Management, LLC	2,141,966	(6)	6.02%
The Vanguard Group	2,030,571	(7)	5.70%
Mathias J. Barton	121,879	(8)	*
Jeffrey L. Darby	19,000	(9)	*
Michael B. Kealey	36,374	(10)	*
Matthew Kohnke	10,685	(11)	*
Paul R. Lederer	59,324	(12)	*
Edgar W. Levin	80,409	(13)	*
Robert M. Lynch	5,439	(14)	*
Richard T. Riley	15,439	(15)	*
All current executive officers and directors as a group (10 persons)	4,782,672	(16)	13.42%

*	Denotes less than 1%.
(1)	The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the SEC and, accordingly, may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power. The same shares may be beneficially owned by more than one person. Shares of common stock currently issuable or issuable within 60 days of the record date upon the exercise of options are deemed to be outstanding in computing the beneficial ownership and percentage of beneficial ownership of the person holding such securities, but are not deemed to be outstanding in computing the percentage of beneficial ownership of any other person. Beneficial ownership may be disclaimed as to certain of the securities. Fractional shares are rounded up to the closest whole number.
(2)	Pursuant to the Amended and Restated Shareholders’ Agreement, dated as of July 1, 2006, referred to as the “Shareholders’ Agreement,” among Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman, Fred B. Berman, Deanna Berman and the additional shareholders named therein, each referred to as a “Shareholder” and together referred to as the “Shareholders,” except as otherwise provided in the Shareholders’ Agreement with respect to Jordan S. Berman and Deanna Berman, each Shareholder has granted each other Shareholder rights of first refusal, exercisable on a pro rata basis or in such other proportions as the exercising Shareholders may agree, to purchase shares of common stock of the Company which any of such Shareholders or, upon their death, their respective estate, proposes to sell to third parties. The Company has agreed with the Shareholders that, upon the death of each respective Shareholder, to the extent that any of their shares are not purchased by any of the surviving Shareholders and may not be sold without registration under the Securities Act of 1933, as amended, the Company will use its best efforts to cause those shares to be registered thereunder. The expenses of any such registration will be borne by the estate of the deceased Shareholder. Deanna Berman is Steven L. Berman’s mother and the spouse of Steven L. Berman’s father, Jordan S. Berman. Marc H. Berman and Fred B. Berman are Steven L. Berman’s brothers. The additional Shareholders that are parties to the Shareholders’ Agreement are trusts affiliated with Steven L. Berman, the late Richard N. Berman, Jordan S. Berman, Marc H. Berman or Fred B. Berman, or each person’s respective spouse or children.
(3)

Includes: (i) 1,110,569 shares held directly; (ii) 677,987 shares held by the Steven L. Berman Grantor Retained Annuity Trust, of which he is the trustee; (iii) 88,603 shares held by The Steven L. Berman Charitable Remainder Trust, of which he is the trustee; (iv) 1,264,167 shares held by three different trusts for the benefit of the late Richard N. Berman’s children and grandchildren, of which he is the trustee; (v) 174,634 shares held by seven different trusts for the benefit of the late Richard N. Berman’s children and grandchild, of which he is a co-trustee; (vi) 816,528 shares held by the Richard N. Berman Grantor Retained Annuity Trust, of which he is the trustee; (vii) 190,130 shares held by a marital qualified terminable interest property trust for the benefit of Sharyn Berman, of which he is a co-trustee; (viii) 49,723 shares held by The Steven and Ilene Berman Family Foundation dated December 22, 2001, of which he is a co-trustee; and (ix) 25,816 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. As a sole trustee, Steven L. Berman has the sole power to vote and dispose of the shares held in trust. As a co-trustee or a co-executor, Steven L. Berman has shared power to vote and dispose of the shares held in trust. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Steven L. Berman has 16,492 units in our 401(k) Retirement Plan, which units consist of 25,816 shares of our common stock, as of the record date. Excludes 4,179,027 shares of common stock that may be deemed beneficially owned by the Shareholders (as defined in footnote 2 above), other than the shares held by Steven L. Berman and the other Shareholders for which their ownership in shares of common stock of the Company is attributed to Steven L. Berman as indirect beneficial ownership, as to all of which shares Steven L. Berman disclaims beneficial ownership.
(4)	Based solely on a Schedule 13G/A filed with the SEC on January 29, 2015 by BlackRock, Inc., referred to as “BlackRock,” on behalf of BlackRock and its subsidiaries. BlackRock has sole voting power with respect to 2,414,287 shares and shares voting power over no shares, and has sole dispositive power over 2,476,137 shares and shares dispositive power over no shares. The business address of BlackRock is 55 East 52nd Street, New York, New York 10022.
(5)	Based solely on a Schedule 13G filed with the SEC on February 13, 2015 by Clifton Park Capital Management, LLC, referred to as “Clifton Park.” Clifton Park has sole voting power with respect to no shares and shares voting power over 2,536,000 shares, and has sole dispositive power over no shares and shares dispositive power over 2,536,000 shares. The address of Clifton Park is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808-1645.
(6)	Based solely on a Schedule 13G filed with the SEC on February 11, 2015 by TimesSquare Capital Management, LLC, referred to as “TimesSquare.” TimesSquare has sole voting power with respect to 1,882,216 shares and shares voting power over no shares, and has sole dispositive power over 2,141,966 shares and shares dispositive power over no shares. The address of TimesSquare is 7 Times Square, 42nd Floor, New York, New York 10036.
(7)	Based solely on a Schedule 13G/A filed with the SEC on February 10, 2015 by The Vanguard Group, referred to as “Vanguard,” on behalf of Vanguard and its subsidiaries. Vanguard has sole voting power with respect to 37,319 shares and shares voting power over no shares, and has sole dispositive power over 1,995,452 shares and shares dispositive power over 35,119 shares. The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(8)	Represents: (i) 103,041 shares of common stock held directly; (ii) 800 shares of common stock held in trust for the benefit of Mr. Barton’s children; (iii) 16,000 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (iv) 2,038 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Mr. Barton has 1,302 units in our 401(k) Retirement Plan, which units consist of 2,038 shares of our common stock, as of the record date.
(9)	Represents: (i) 11,000 shares of common stock held directly; (ii) options to purchase 4,000 shares of common stock, which may be exercised within 60 days of the record date; and (iii) 4,000 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid.
(10)	Represents: (i) options to purchase 32,000 shares of common stock, which may be exercised within 60 days of the record date; (ii) 4,000 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends if any are paid; and (iii) 374 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. Mr. Kealey has 239 units in our 401(k) Retirement Plan, which units consist of 374 shares of our common stock, as of the record date.
(11)	Represents: (i) 6,685 shares of common stock held directly; and (ii) 4,000 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.
(12)	Represents: (i) 41,650 shares of common stock held directly; (ii) 14,400 shares held by four different trusts for the benefit of his children, of which his spouse is the trustee; and (iii) 3,274 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.
(13)	Represents: (i) 65,052 shares of common stock held directly; (ii) 12,083 shares held by his spouse; and (iii) 3,274 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.
(14)	Represents: (i) 2,165 shares of common stock held directly; and (ii) 3,274 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.
(15)	Represents: (i) 12,165 shares of common stock held directly; and (ii) 3,274 shares of unvested restricted stock as to which the beneficial owner has the right to vote and receive dividends, if any are paid.

(16)	Represents: (i) options to purchase 40,000 shares of common stock, which may be exercised within 60 days of the record date; (ii) 41,496 shares of unvested restricted stock, and (iii) 28,228 shares represented by units held in a unitized stock fund through our 401(k) Retirement Plan. The unitized stock fund of our 401(k) Retirement Plan consists of cash and our common stock in amounts that vary from time to time. All of our current executive officers and directors as a group had 18,033 units in our 401(k) Retirement Plan, which units consist of 28,228 shares of our common stock as of the record date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and the regulations promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC and NASDAQ and to furnish the Company copies. To our knowledge, based solely upon a review of reports furnished to us during fiscal 2014, and upon written representations received by us from certain reporting persons that no Form 5 is required, all of our directors, executive officers and holders of more than 10% of our stock filed on a timely basis all reports that they were required to file under Section 16(a) during fiscal 2014, except that Edgar W. Levin filed a Form 4 in fiscal 2014 to report one fiscal 2010 transaction not reported on a timely basis.

On September 10, 2014, the SEC issued an administrative order pursuant to Section 21C of the Exchange Act ordering that Mr. Levin cease and desist from committing or causing any violations and any future violations of Section 16(a) of the Exchange Act and Rule 16a-3 promulgated thereunder. In its order, the SEC found that Mr. Levin had violated Section 16(a) of the Exchange Act by failing to timely file certain reports of transactions in Dorman’s securities. In addition, the order imposed a civil penalty of $46,300 against Mr. Levin. Without admitting or denying the findings in the SEC’s Order, except as to jurisdiction and subject matter, Mr. Levin consented to the entry of the Order.

Report of Audit Committee

The information contained in this Audit Committee report is not “soliciting material” and has not been “filed” with the SEC. This report will not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, except to the extent that we may specifically incorporate it by reference into a future filing.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the financial statements and the reporting process, including the internal control over financial reporting. The Company’s independent registered public accounting firm, KPMG LLP (“KPMG”), is responsible for expressing an opinion on the conformity of the audited financial statements with U.S. generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee monitors these processes. The Committee has reviewed and discussed the audited financial statements with management and management’s and KPMG’s evaluations of the Company’s system of internal controls over financial reporting contained in the 2014 Annual Report on Form 10-K.

As required by the standards of the Public Company Accounting Oversight Board (“PCAOB”), the Committee has discussed with KPMG (i) the matters specified in Auditing Standard No. 16, “Communications with Audit Committees,” and (ii) the independence of KPMG from the Company and management. KPMG has provided the Audit Committee the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant communicating with the Audit Committee concerning independence. The Audit Committee also considered the non-audit services provided by KPMG in their review of KPMG’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements and management’s report on internal control over financial reporting in the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2014 for filing with the SEC.

Audit Committee:

Richard T. Riley, Chairman	Paul R. Lederer

Edgar W. Levin	Robert M. Lynch

Proposal II – Ratification of KPMG LLP as Independent Registered Public Accounting Firm

Our independent registered public accounting firm for the fiscal year ended December 27, 2014 was the firm of KPMG LLP. The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 26, 2015. A representative of KPMG LLP is expected to be present at the annual meeting and to have the opportunity to make a statement, if he desires to do so, and is expected to be available to respond to appropriate questions.

The Audit Committee, with the endorsement of the Board, recommends that you ratify that appointment. Although ratification is not required by our Amended and Restated By-Laws or otherwise, we are submitting the selection of KPMG LLP to you for ratification as a matter of good corporate practice. If the selection is not ratified by a majority of the votes cast on this proposal at the annual meeting, our Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board recommends you vote “FOR” the ratification of KPMG LLP as our independent registered public accounting firm for the 2015 fiscal year.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by KPMG LLP as of or for the fiscal years ended December 27, 2014 and December 28, 2013 were:

	Fiscal Year Ended
Services Rendered (1)	December 27, 2014	December 28, 2013
Audit Fees	$738,800	$633,900
Audit Related Fees	0	0
Tax Fees	278,606	341,714
All Other Fees	2,550	1,650

Total	$1,019,956	$977,264

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years. The aggregate fees included in each of the other categories are fees billed in the fiscal years.

Audit Fees. Audit fees for the fiscal years ended December 27, 2014 and December 28, 2013 were for professional services rendered for the audits of our consolidated financial statements, and for the audit of our internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002, quarterly reviews, issuance of consents, and assistance with review of documents filed with the SEC.

Audit Related Fees. Audit related fees are for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

Tax Fees. Tax fees for the fiscal years ended December 27, 2014 and December 28, 2013 were for services relating to tax planning, tax preparation services, and tax advice and planning other than those directly related to the audit of the income tax accrual.

All Other Fees. All other fees for the fiscal years ended December 27, 2014 and December 28, 2013 were for the annual subscription for accounting research software we used.

The Audit Committee has considered and determined that the services provided by KPMG LLP are compatible with KPMG LLP maintaining its independence.

Pre-Approval Policies and Procedures

The Audit Committee Charter provides that one of the Audit Committee’s responsibilities is pre-approval of all audit, audit related, tax services and other services performed by the independent registered public accounting firm. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee pre-approved all of the audit and non-audit services provided by KPMG LLP to us during the fiscal years ended December 27, 2014 and December 28, 2013.

Shareholder Proposals

Proposals by shareholders to be presented at our annual meeting of shareholders to be held in 2016 must be received by us no later than December 4, 2015 in order to be considered for inclusion in our proxy statement and form of proxy for that meeting. Any such proposal must also comply with the proxy rules under the Exchange Act, including Rule 14a-8.

In addition, shareholders are notified that the deadline for providing us timely notice of any shareholder proposal to be submitted outside of the process of Rule 14a-8 of the Exchange Act for consideration at our 2016 annual meeting of shareholders is not earlier than the close of business on January 16, 2016 and not later than the close of business on February 15, 2016. Any such notice must comply with our Amended and Restated By-Laws, a copy of which may be obtained on our website located at www.dormanproducts.com and accessible via the “Corporate Governance” page. As to all such matters for which we do not have notice on or prior to such date, discretionary authority shall be granted to the persons designated in our proxy statement related to the 2016 annual meeting of shareholders to vote on such proposal.

Annual Report

A copy of our 2014 Annual Report to Shareholders, including our Form 10-K for the fiscal year ended December 27, 2014, is being furnished concurrently with this proxy statement at www.proxyvote.com. If you previously requested electronic or paper delivery, you will be sent the 2014 Annual Report to Shareholders on or about April 2, 2015.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 27, 2014, including the financial statements and financial statement schedules (except for exhibits), can also be obtained without charge by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Thomas J. Knoblauch, Assistant Secretary. We also make available, free of charge, on our website located at www.dormanproducts.com, our Annual Report on Form 10-K, including all amendments thereto.

Solicitation of Proxies

We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email or the Internet. We have requested that brokers and nominees who hold stock in their names furnish this proxy material to their customers; we will reimburse these brokers and nominees for their out-of-pocket and reasonable expenses.

Although it is not anticipated, we reserve the right to retain a professional firm of proxy solicitors to assist in solicitation of proxies. We estimate that we would be required to pay such firm fees ranging from $7,500 to $15,000 plus out-of-pocket expenses.

Other Matters

As of the date of this proxy statement, no other matter is known which will be brought before the annual meeting. However, the proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the meeting: (i) matters to be presented at the annual meeting which we did not have notice on or prior to February 15, 2015; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not constitute ratification of the action at the meeting; (iii) the election of any person to any office for which a bona fide nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Exchange Act; and (v) matters incidental to the conduct of the meeting. If any such matters come before the meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their best judgment and discretion.

Householding

In accordance with notices previously sent to many shareholders who hold their shares through a bank, broker or other holder of record (“street-name shareholders”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any shareholder at that address were received. This practice, known as “householding,” is intended to reduce our printing and postage costs. However, any such street-name shareholder residing at the same address who wishes to receive a separate copy of this proxy statement or the accompanying annual report to shareholders may request a copy by contacting the bank, broker or other holder of record or by contacting us either by calling (215) 712-5222 or by writing to Dorman Products, Inc., 3400 East Walnut Street, Colmar, Pennsylvania 18915, Attn: Thomas J. Knoblauch, Assistant Secretary.

Street-name shareholders who are currently receiving householded materials may revoke their consent, and street-name shareholders who are not currently receiving householded materials may request householding of our future materials, by contacting Broadridge Financial Services, Inc., either by calling toll free at (800) 542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you revoke your consent you will be removed from the “householding” program within 30 days of Broadridge’s receipt of your revocation, and each shareholder at your address will receive individual copies of our future materials.

By Order of the Board of Directors

/s/ Thomas J. Knoblauch
Thomas J. Knoblauch
Vice President, General Counsel and
Assistant Secretary

Colmar, Pennsylvania

April 2, 2015

DORMAN PRODUCTS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your vote up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you access the web site and then follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your vote up until 11:59 P.M. Eastern Daylight Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it (for receipt by the day before the meeting) in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

FOR 401(k) RETIREMENT PLAN AND TRUST

Notwithstanding the above, please note that all votes must be received by 11:59 P.M. Eastern Daylight Time on May 8, 2015.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M82297-P59173              KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DORMAN PRODUCTS, INC. The Board of Directors recommends you vote FOR the following five Directors:		For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐
Nominees:
01) Steven L. Berman 04) Richard T. Riley
02) Paul R. Lederer 05) Mathias J. Barton
03) Edgar W. Levin
The Board of Directors recommends you vote FOR the following proposal:							For	Against	Abstain
2.	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year.						☐	☐	☐
NOTE:	Such other business as may properly come before the meeting or any postponement or adjournment thereof.
The undersigned hereby acknowledges receipt of our 2014 Annual Report to Shareholders, Notice of Annual Meeting of Shareholders and the Proxy Statement relating thereto.

Instruction for Cumulative Voting for Directors: To cumulate votes for directors, do NOT mark “For All”, “Withhold All” or “For All Except” above, but check this box and specify the method of cumulative voting on the reverse side of this card in the section called “Cumulative Voting Instructions/Comments” by writing the number of shares of common stock to be voted for the individual nominee(s) and the number(s) of the nominee(s). If you are voting by proxy, cumulative voting can only be processed by using the proxy card method of voting.

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Please indicate if you plan to attend this meeting. ☐ ☐

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Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M82298-P59173

PROXY

DORMAN PRODUCTS, INC.

3400 EAST WALNUT STREET

COLMAR, PENNSYLVANIA 18915

ANNUAL MEETING OF SHAREHOLDERS – MAY 15, 2015

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Matthew S. Kohnke and Jeffrey L. Darby, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to appear at the Annual Meeting of Shareholders of Dorman Products, Inc. (the “Company”) to be held on the 15th day of May, 2015, and at any postponement or adjournment thereof, and to vote all of the shares of the Company which the undersigned is entitled to vote, with all the powers and authority the undersigned would possess if personally present. This proxy may be revoked by notice as described in the enclosed proxy statement.

BOTH PROXY AGENTS PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR, IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL THE POWERS CONFERRED BY THIS PROXY. DISCRETIONARY AUTHORITY IS CONFERRED BY THIS PROXY AS TO CERTAIN MATTERS DESCRIBED IN THE COMPANY’S PROXY STATEMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS.

Except as set forth below for shares held in the 401(k) Retirement Plan and Trust:

•    This proxy, when properly executed, will be voted as directed by the shareholder.

•    If you return an executed proxy but do not specify how to vote, your shares will be voted (i) “FOR” the election of the five nominees for director named in “Proposal I – Election of Directors” in the enclosed proxy statement; and (ii) “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year. If you return an executed proxy card with no further instructions on the election of directors, the proxies have discretionary authority to cumulate votes and to allocate such votes among some or all of the nominees recommended by the Board of Directors of the Company, although they have no present intention of doing so.

401(k) Retirement Plan and Trust. This card also provides voting instructions for shares held in the Dorman Products, Inc. 401(k) Retirement Plan and Trust. If you are a participant in the plan and have shares of the common stock of the Company allocated to your account under the plan, please read the following authorization to the trustee of the plan as to the voting of such shares.

Trustee’s Authorization. The undersigned hereby authorizes and instructs Vanguard Fiduciary Trust Company, as trustee of the Dorman Products, Inc. 401(k) Retirement Plan and Trust, to vote all shares of the common stock of the Company allocated to the undersigned’s account under such plan at the Annual Meeting of Shareholders, or at any adjournment or postponement thereof, in accordance with the instructions on the reverse side. This proxy, when properly executed, will be voted as directed. All shares of Company stock for which the trustee has not received timely direction shall be voted or exercised by the trustee in the same proportion as the shares of Company stock for which the trustee received timely direction. You may revoke your instructions by notice as described in the enclosed proxy statement.

Cumulative Voting Instructions/Comments:

(For any Cumulative Voting Instructions/Comments noted above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side